UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Portland General Electric Company

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April 2, 2007

To our shareholders:

On behalf of the Board of Directors, we are pleased to invite you to Portland General Electric Company’s 2007 Annual Meeting of Shareholders. The meeting will be held at 1:00 p.m. Pacific Time on Wednesday, May 2, 2007, at the Conference Center Auditorium located at Two World Trade Center, 121 SW Salmon Street, Portland, Oregon.

Details of the business we plan to conduct at the meeting are included in the attached Notice of Annual Meeting of Shareholders and proxy statement. Only holders of record of PGE common stock at the close of business on March 16, 2007 are entitled to vote at the meeting.

Your vote is very important. Regardless of the number of shares you own, we encourage you to participate in the affairs of the company by voting your shares at this year’s annual meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares before the meeting. If you are the holder of record of your shares, you will find enclosed a proxy card and an envelope in which to return the card. Please mark, date and sign the proxy card and return it using the enclosed, postage-paid envelope. Returning your proxy card will ensure that your shares will be voted at the annual meeting according to your instructions, but it does not deprive you of your right to attend the meeting and vote in person.

We hope you will find it possible to attend this year’s annual meeting, and thank you for your interest in PGE.

Cordially,

Corbin A. McNeill, Jr. Chairman of the Board	Peggy Y. Fowler Chief Executive Officer and President

Notice of Annual Meeting of Shareholders
To Be Held on May 2, 2007

To our shareholders:

The 2007 Annual Meeting of Shareholders of Portland General Electric Company will be held at the Conference Center Auditorium located at Two World Trade Center, 121 SW Salmon Street, Portland, Oregon, 97204 at 1:00 p.m. Pacific Time on Wednesday, May 2, 2007.

The meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice:

1. To elect directors for the coming year;

2. To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2007;

3. To approve the Portland General Electric Company 2007 Employee Stock Purchase Plan; and

4. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

The close of business on March 16, 2007 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the annual meeting or any adjournments or postponements of the annual meeting.

Your vote is very important. Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, please vote your shares as promptly as possible by signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope. Submitting a proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting you may vote in person, even if you have previously submitted a proxy.

You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of PGE a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas R. Nichols
Vice President, General Counsel and Corporate Secretary

April 2, 2007
Portland, Oregon

Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on May 2, 2007

This proxy statement is being furnished to you by the Board of Directors of Portland General Electric Company to solicit your proxy to vote your shares at our 2007 Annual Meeting of Shareholders. The meeting will be held at the Conference Center Auditorium located at Two World Trade Center, 121 SW Salmon Street, Portland, Oregon at 1:00 p.m. Pacific Time on Wednesday, May 2, 2007. This proxy statement and the enclosed proxy card and 2006 Annual Report are being mailed to shareholders on or about April 2, 2007.

Questions and Answers about the Annual Meeting
_ _

Who is entitled to vote at the annual meeting?

Holders of PGE common stock as of the close of business on the record date, March 16, 2007, may vote at the 2007 annual meeting, either in person or by proxy. As of the close of business on March 16, 2007, there were 62,504,767 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What matters will be voted on at the annual meeting?

There are three matters scheduled for a vote at the annual meeting:

•	The election of directors;

•	The ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2007; and

•	The approval of the Portland General Electric Company 2007 Employee Stock Purchase Plan.

What are the board’s voting recommendations?

The board recommends that you vote your shares in the following manner:

•	FOR the election of each of the company’s nominees for director;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2007; and

•	FOR the approval of the Portland General Electric Company 2007 Employee Stock Purchase Plan.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares. This proxy statement and the enclosed proxy card and 2006 Annual Report have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. The proxy statement, 2006 Annual Report and other materials have been forwarded to you by your broker, bank or other nominee, who is the shareholder of record. You will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares.

How can I vote my shares before the annual meeting?

Before the annual meeting, you can cast your vote by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the annual meeting in the manner you indicate. If you hold shares in your own name as a shareholder of record, you may do so by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shareholders of record will not be able to vote by Internet or telephone. If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, your shares will be voted as follows:

•	FOR the election of each of the company’s nominees for director;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2007; and

•	FOR the approval of the Portland General Electric Company 2007 Employee Stock Purchase Plan.

If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?

New York Stock Exchange rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, which include the election of directors and the ratification of the appointment of the independent registered public accounting firm. However, your broker does not have discretionary authority to vote your shares for certain other types of matters, including the approval of the employee stock purchase plan. If your broker does not receive voting instructions from you regarding this proposal, your shares will not be voted on this proposal.

Could other matters be decided at the annual meeting?

As of the date of this proxy statement, we are unaware of any matters other than those set forth in the Notice of Annual Meeting of Shareholders that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

Can I vote in person at the annual meeting?

Yes. If you hold shares in your own name as a shareholder of record, you may come to the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

What do I need to bring to be admitted to the annual meeting?

All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 16, 2007.

How can I change or revoke my vote?

If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	Notifying our Corporate Secretary in writing that you are revoking your proxy;

•	Delivering another duly signed proxy that is dated after the proxy you wish to revoke; or

•	Attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)

Any written notice of revocation, or later dated proxy, should be delivered to:

Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204
Attention: Douglas R. Nichols, Corporate Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.

If you are the beneficial owner of your shares held in street name, please check with your bank or broker and follow the procedures your bank or broker provides if you wish to change your vote.

What are the voting requirements to elect directors and approve the proposals described in the proxy statement?

In order to take action on the matters scheduled for a vote at the annual meeting, a majority of the shares issued and outstanding and entitled to vote as of March 16, 2007 must be present in person or represented by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum.

The vote required to approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required

Election of Directors	Plurality
Ratification of Appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
Approval of Employee Stock Purchase Plan	Votes in Favor Exceed Votes Against

The election of directors by a “plurality” of the votes cast at the meeting means that the nominees receiving the largest number of votes cast will be elected as directors up to the maximum number of directors to be elected at the meeting.

What happens if a quorum is not present at the meeting?

If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the chairman of the meeting or the shareholders by a vote of the holders of a majority of votes present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the matters scheduled for a vote at the annual meeting will not affect the outcome of the vote.

What is a “broker non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the election of directors and the ratification of the appointment of the independent registered public accounting firm. However, brokers will not have discretionary authority to vote such shares for the approval of the employee stock purchase plan. Shares that are the subject of a broker non-vote are included for quorum purposes but will not affect the outcome of the vote on any of the matters scheduled for a vote at the annual meeting.

Who will conduct the proxy solicitation and how much will it cost?

The company is soliciting your proxy for the annual meeting and will pay all the costs of the proxy solicitation process. We have engaged AST to assist in the distribution of proxy materials, and we will pay their reasonable out-of-pocket expenses for these services. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.

Who will count the votes?

Representatives of our transfer agent, AST, will tabulate the votes and act as inspectors of election to certify the results.

If you have any questions about voting your shares or attending the annual meeting, please call our Investor Relations Department at (503) 464-7395.

Security Ownership of Certain Beneficial Owners,
Directors and Executive Officers
_ _

On March 16, 2007 there were 62,504,767 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of PGE’s common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Class

5% or Greater Holders
Enron Disputed Claims Reserve(1) c/o Enron Corp. 1221 Lamar St., Suite 1600 Houston, TX 77010-3039	32,027,918		51.2%
Harbinger Capital Partners Master Fund I, Ltd. — Cayman Islands(2) c/o International Fund Services (Ireland) Limited Third Floor, Bishop’s Square Redmond’s Hill Dublin 2, Ireland	4,625,000		7.4%
Non-Employee Directors
John W. Ballantine	900	(3)	*
Rodney L. Brown, Jr.	525	(3)	*
David A. Dietzler	900	(3)	*
Mark B. Ganz	900	(3)	*
Corbin A. McNeill, Jr.	900	(3)	*
Neil J. Nelson	534	(3)(4)	*
M. Lee Pelton	900	(3)	*
Maria M. Pope	900	(3)(4)	*
Robert T.F. Reid	900	(3)	*
Named Executive Officers
Peggy Y. Fowler	0		*
James J. Piro	0		*
Douglas R. Nichols	0		*
Arleen N. Barnett	0		*
Stephen R. Hawke	0		*
All of the above officers and directors and other executive officers as a group (21 persons)	6,834		*

*	Percentage is less than 1% of PGE common stock outstanding.

(1)	This information is as of February 1, 2007, and is based solely on a Schedule 13D/A filed with the Securities and Exchange Commission on February 1, 2007, by the Enron Disputed Claims Reserve. The 13D/A reports sole voting and investment power for 32,027,918 shares of PGE common stock. The Disputed Claims Reserve was formed pursuant to the Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, effective November 17, 2004, of Enron Corp. to hold shares of PGE common stock and periodically release shares to holders of claims as their claims are allowed and settled. Shares are generally released by the Disputed Claims Reserve in October and April, although there may be periodic releases throughout the year as claims are settled.

(2)	This information is as of February 14, 2007, and is based solely on a Schedule 13F-HR filed with the Securities and Exchange Commission on February 14, 2007, by HMC Investors, L.L.C. The 13F-HR reports shared voting and investment power for 4,625,000 shares of PGE common stock.

(3)	Includes the following number of shares of common stock that will be issued on March 31, 2007 upon the vesting of restricted stock units granted under the Portland General Electric Company 2006 Stock Incentive Plan: Messrs. Ballantine, Dietzler, Ganz, McNeill, Pelton and Reid and Ms. Pope — 300 shares; Mr. Nelson — 267 shares; Mr. Brown — 525 shares. Restricted stock units do not have voting or investment power until the units vest and the underlying common stock is issued.

(4)	Shares are held jointly with the individual’s spouse, who shares voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance
_ _

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers. To the best of our knowledge, all of the required filings for our directors and executive officers were made on a timely basis in 2006.

Corporate Governance
_ _

Change in Control of PGE

From July 2, 1997 until April 3, 2006, PGE operated as a wholly-owned subsidiary of Enron Corp., with Enron owning all of the then outstanding PGE common stock, $3.75 par value per share. Commencing on December 2, 2001, Enron and certain of its subsidiaries, which we collectively refer to as the “debtors,” filed voluntary petitions for relief in the United States Bankruptcy Court for the Southern District of New York under Chapter 11 of the United States Bankruptcy Code. PGE was not included in the bankruptcy filings, but the PGE common stock held by Enron was part of the bankruptcy estate. On July 15, 2004, the bankruptcy court entered an order confirming the Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated January 9, 2004. The bankruptcy plan became effective on November 17, 2004.

On April 3, 2006, pursuant to the Enron bankruptcy plan, all shares of the then outstanding PGE common stock were cancelled and 62,500,000 shares of new PGE common stock, without par value, were issued. A total of 27,036,445 shares (approximately 43% of the total number of shares issued) were issued to the debtors’ creditors holding allowed claims, and the remaining 35,463,555 shares (approximately 57% of the total) were issued to a Disputed Claims Reserve, or DCR, created by the bankruptcy plan. The DCR will hold those shares and release them over time to the debtors’ creditors holding allowed claims in accordance with the bankruptcy plan. As a result of the issuance of the new PGE common stock to the debtors’ creditors and the DCR, PGE ceased to be a subsidiary of Enron. In accordance with the Enron bankruptcy plan, subsequent distributions from the DCR to holders of allowed claims has reduced the total number of shares held by the DCR to 32,027,918 (approximately 51% of the total number of shares outstanding as of March 16, 2007), as reported in the Schedule 13D/A filed by the DCR with the Securities and Exchange Commission on February 1, 2007.

The sole purpose of the DCR is to hold assets of the debtors’ estates and to release those assets, including the new PGE common stock, to holders of claims as their claims are allowed and settled. The PGE common stock held in the DCR is registered in the name of a disbursing agent. The disbursing agent oversees the release of the common stock from the DCR to the debtors’ creditors that hold allowed claims. The Disputed Claims Reserve Overseers, or DCRO, directs how the disbursing agent votes shares of common stock held by the DCR, under guidelines that require the DCRO to seek maximization of the value of common stock upon its release to holders of allowed claims. The DCRO is currently comprised of the same individuals who serve on Enron’s board of directors.

Adoption of New Corporate Governance Program

Also on April 3, 2006, the new PGE common stock was listed on the New York Stock Exchange. In connection with that listing, our board implemented a new corporate governance program, including the adoption of charters for our Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee; Corporate Governance Guidelines (including Categorical Standards for Determination of Director Independence); a Process for Handling Communications to the Board of Directors and Board Committees; a Code of Ethics and Business Conduct; and a Code of Ethics for the Chief Executive and Senior Financial Officers. These documents are published under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com and are available in print upon request to Portland General Electric Company, 121 SW Salmon Street, Portland, Oregon 97204, Attention: Corporate Secretary.

Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Members of the board are kept informed of our business by consulting with our Chief Executive Officer and other officers and senior management, by reviewing and approving capital and operating plans and budgets and other materials provided to them, by visiting our offices and plants and by participating in meetings of the board and its committees.

During 2006, the Board of Directors met seven times. Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The chairman of the board (or if the chairman is not an independent director, the lead independent director) presides over these executive sessions. The non-management directors met in executive session five times in 2006 generally at the end of each board meeting. In the event that the non-management directors include directors who are not independent under the New York Stock Exchange listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which the director served, during the period for which the director served.

It is our policy that directors are expected to attend the annual meeting of shareholders. A director who is unable to attend the annual meeting of shareholders (which it is understood may occur on occasion) is expected to notify the Chairman of the Board.

Selection of Candidates for Board Membership

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the board for election as directors. The committee seeks candidates with the qualifications and areas of expertise that will enhance the composition of the board. The committee also seeks to have the board represent a diversity of backgrounds, experience, gender and race. The committee considers a number of criteria in selecting nominees, including:

•	Demonstration of significant accomplishment in the nominee’s field;

•	Ability to make a meaningful contribution to the board’s oversight of the business and affairs of the company;

•	Reputation for honesty and ethical conduct in the nominee’s personal and professional activities;

•	Relevant background and knowledge in the utility industry;

•	Specific experiences and skills in areas important to the operation of the company; and

•	Business judgment, time availability, including the number of other boards of public companies on which a nominee serves, and potential conflicts of interest.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The shareholder’s name and evidence of ownership of PGE common stock, including the number of shares owned and the length of time of ownership; and

•	The candidate’s name, resume or listing of qualifications to be a director and consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the board.

The shareholder recommendation and information described above must be sent to our Corporate Secretary at Portland General Electric Company, 121 SW Salmon Street, 1WTC1701, Portland, Oregon 97204 and must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.

The Nominating and Corporate Governance Committee retains a third party search firm to assist the committee members in identifying and evaluating potential nominees for the board. The committee also identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who might be available to serve on the board, especially business and civic leaders in the communities in our service area. As described above, the committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information to assess whether the person should be considered further. If the committee determines that the person warrants further consideration, the committee chair or another member of the committee contacts the person. Generally, if the person expresses a willingness to be a candidate and to serve on the board, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.

Non-Employee Director Compensation

The following table describes the compensation earned by persons who served as non-employee directors during any part of 2006. Information regarding the compensation earned by Mr. Brown is not shown because he joined the board in February 2007.

			Change in
			Pension Value
			and
			Nonqualified
			Deferred
	Fees Earned or		Compensation
	Paid in Cash	Stock Awards	Earnings	All Other
	(1)	(2)	(3)	Compensation	Total
Name	($)	($)	($)	(4) ($)	($)

John W. Ballantine	81,750	15,000	46	473	97,269
Robert S. Bingham(5)	—	—	—	—	—
David A. Dietzler	75,944	15,000	41	473	91,458
Mark B. Ganz	58,444	15,000	—	473	73,917
Corbin A. McNeill	117,250	15,000	—	473	132,723
Robert G. Miller(6)	18,840	—	—	—	18,840
Neil J. Nelson(7)	9,500	7,500	—	180	17,180
M. Lee Pelton	60,444	15,000	—	473	75,917
Maria M. Pope	64,444	15,000	—	473	79,917
Robert T. F. Reid	66,789	15,000	—	473	82,262
Raymond S. Troubh(8)	48,500	7,500	—	270	56,270

(1)	Amounts in this column include retainers, meeting fees and chair fees.

(2)	Amounts in this column represent the value of restricted stock units, the terms of which are described below under the section entitled “Restricted Stock Unit Grants.” For a discussion of the assumptions underlying the valuations, see “Note 5 — Stock Based Compensation” in the Notes to the Consolidated Financials Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. The grant date fair value of the common stock underlying the restricted stock units awarded to each of the directors other than Mr. Nelson was $30,000. The grant date fair value of the common stock underlying Mr. Nelson’s award was $22,500. Mr. Nelson’s award was prorated to reflect the fact that he joined the board in October, 2006, after the initial grants to the other directors in July 2006.

(3)	Amounts in this column constitute above-market interest earned on deferred compensation balances under the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan.

(4)	This column shows amounts earned in respect of dividend equivalent rights under restricted stock awards. See the discussion below under “Restricted Stock Unit Grants.” The value of the dividend equivalent rights was not incorporated into the “Stock Award” column.

(5)	Mr. Bingham did not receive any compensation for his service as a director because he was an employee of Enron Corp., PGE’s parent company, during the period of his service. Mr. Bingham resigned from the board effective March 31, 2006.

(6)	Mr. Miller resigned from the board effective April 21, 2006.

(7)	Mr. Nelson joined the board effective October 26, 2006.

(8)	Mr. Troubh resigned from the board effective October 1, 2006.

Current Compensation Arrangements for Non-Employee Directors

On July 13, 2006, the Board of Directors, acting upon recommendations of an outside compensation consultant retained by the board, approved changes to the compensation arrangements for the company’s non-employee directors. The changes in compensation were designed to bring the compensation of our directors in line with that of comparable publicly traded electric utilities. The following table describes the current compensation arrangements with our non-employee directors:

Annual Cash Retainer Fee	$30,000
Additional Annual Cash Retainer for Chairman of the Board	$75,000
Additional Annual Cash Retainer Fee for Audit Committee Chair	$15,000
Additional Annual Cash Retainer for Other Committee Chairs	$7,500
Board Meeting Fees
Attendance in person	$3,000
Telephone attendance	$1,000
Value of Annual Grant of Restricted Stock Units	$30,000

The annual cash retainers and board and committee meeting fees are paid quarterly in arrears and were effective beginning with the quarter ended September 30, 2006.

We will also reimburse certain expenses related to the directors’ service on the board, including expenses in connection with attendance at board and committee meetings.

Our non-employee directors are required to hold at least 3,300 shares of PGE common stock while serving as a director. They have three years from appointment or election to meet this requirement.

Restricted Stock Unit Grants

Each non-employee director who served on the board after July 13, 2006 received a grant of restricted stock units. The number of restricted stock units each director received was determined by dividing $30,000 by the closing price of PGE common stock on the date of grant, prorated to reflect any calendar quarters that the director did not serve on the board. An initial grant of 1,201 restricted stock units was made to directors who were members of the board on July 13, 2006. Mr. Nelson, who joined the board on October 26, 2006, received a prorated grant of 801 restricted stock units on November 16, 2006. Mr. Brown, who joined the board on February 22, 2007, received a grant of 525 restricted stock units on March 15, 2007. We intend to make additional grants of $30,000 worth of restricted stock units to each director on or about July 1 each year. Each restricted stock unit represents the right to receive one share of common stock at a future date. Provided that the director remains a non-employee member of the board, the restricted stock units will vest over a one-year vesting period in equal installments on the last day of each calendar quarter and will be settled exclusively in shares of common stock. Restricted stock units do not have voting rights with respect to the underlying common stock until the units vest and the common stock is issued.

Each director also was granted one dividend equivalent right with respect to each restricted stock unit. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on one share of common stock, having a record date between the grant date and vesting date of the related restricted stock unit. The dividend equivalent rights will be settled exclusively in cash on the date that the related dividends are paid to holders of common stock.

The grants of restricted stock units and dividend equivalent rights were made pursuant to the terms of the Portland General Electric Company 2006 Stock Incentive Plan. The grants are subject to the terms and conditions of the plan and agreements between PGE and each director. A copy and summary description of the plan and a form of grant agreement were included in our Form 8-K filed with the Securities and Exchange Commission on February 22, 2006.

Outside Directors’ Deferred Compensation Plan

The company maintains the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan to provide directors with the opportunity to defer payment of compensation for their board service. Directors may defer fees and retainers, as well as any other form of cash remuneration included on a deferral election form approved by the Compensation and Human Resources Committee. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half percentage point higher than the Moody’s Average Corporate Bond rate. Benefit payments under the plan may be made in a lump sum or in monthly installments over a maximum of 180 months.

Director Independence

For a director to be considered independent under the New York Stock Exchange corporate governance listing standards, the board of directors must affirmatively determine that the director does not have any direct or indirect material relationship with the company, including any of the relationships specifically proscribed by the NYSE independence standards. The board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee.

In addition to complying with NYSE independence standards, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. Under our Categorical Standards for Determination of Director Independence, a director must be determined to have no material relationship with the company other than as a director. These standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate families with respect to past employment or affiliation with the company, its customers or its independent registered public accounting firm. The standards also restrict commercial and not-for-profit relationships with the company, and prohibit Audit Committee members from having any accounting, consulting, legal, investment banking or financial advisory relationships with the company. Directors may not be given personal loans or extensions of credit by the company, and all directors are required to deal at arm’s length with the company and its subsidiaries, and to disclose any circumstance that may result in the director no longer being considered independent. The full text of our Categorical Standards for Determination of Director Independence is attached to this proxy statement as Appendix A and is published as an addendum to our Corporate Governance Guidelines, which are available under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com.

During its review of director independence, the board considered whether there were any transactions or relationships between the company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The board also considered our charitable contributions to not-for-profit organizations of which a director or an immediate family member of a director is an executive officer.

As a result of this review, the board affirmatively determined that the following directors nominated for election at the annual meeting are independent under the NYSE listing standards and our independence standards: John W. Ballantine, Rodney L. Brown, Jr., David A. Dietzler, Corbin A. McNeill, Jr., Neil J. Nelson, M. Lee Pelton, Maria M. Pope and Robert T. F. Reid. In confirming each nominee’s status as an independent director, the board considered all relationships such directors have with us, including charitable contributions we make to organizations where our directors serve as board members. In addition, the board considered that in the ordinary course of our business we provide electricity to some directors and entities with which they are affiliated on the same terms and conditions as provided to other customers of the company.

The board determined that Peggy Y. Fowler and Mark B. Ganz are not independent. Ms. Fowler is not independent because of her employment as our Chief Executive Officer and President. Mr. Ganz is not independent because he is an executive officer of a company at which Ms. Fowler has within the past three years served on the compensation committee while Mr. Ganz held that position.

In addition to the directors nominated for election, Robert S. Bingham, Robert G. Miller and Raymond S. Troubh served as directors during 2006. Mr. Miller, who resigned in April 2006, and Mr. Troubh, who resigned in October 2006, were independent during the time they served as directors. Mr. Bingham was not independent.

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Human Resources Committee and the Finance Committee. The Board of Directors has determined that each of these committees is comprised solely of independent directors in accordance with the NYSE listing standards. Copies of the charters for each of these committees are available under the “Investors — Corporate Governance” section of our website at www.portlandgeneral.com.

The table below provides 2006 membership and meeting information for each of the committees.

Nominating and
		Corporate	Compensation and
		Governance	Human Resources
	Audit Committee	Committee	Committee	Finance Committee

John W. Ballantine	X		X	Chair
David A. Dietzler	Chair
Mark B. Ganz				X
Corbin A. McNeill, Jr.		Chair
Neil J. Nelson			X
M. Lee Pelton		X	X
Maria M. Pope	X			X
Robert T. F. Reid			Chair(1)
Total Number of Meetings	5	2	8	1

(1)	Mr. Reid succeeded Mr. Ballantine as Chair of the Compensation and Human Resources Committee on October 26, 2006, when Mr. Ballantine became Chair of the newly-formed Finance Committee.

Audit Committee

The Audit Committee met five times in 2006. Under the terms of its charter, the Audit Committee meets at least once each quarter. The committee regularly meets separately with management, our internal auditor and our independent registered public accounting firm. The responsibilities of the Audit Committee include:

•	Retaining our independent registered public accounting firm;

•	Evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	Overseeing matters involving accounting, auditing, financial reporting and internal control functions, including the integrity of our financial statements and internal controls;

•	Approving audit and permissible non-audit services engagements to be undertaken by our independent registered public accounting firm through the pre-approval policies and procedures adopted by the committee;

•	Reviewing the performance of our internal audit function;

•	Reviewing the company’s annual and quarterly financial statements and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q and recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K; and

•	Discussing the guidelines and policies governing the process by which we assess and manage our exposure to risk.

The committee has the authority to secure independent expert advice to the extent the committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the committee in fulfilling its duties and responsibilities.

The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined under SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met two times in 2006. Under the terms of its charter, the committee is responsible for:

•	Identifying and recommending to the board individuals qualified to serve as directors and on committees of the board;

•	Advising the board with respect to board and committee composition and procedures;

•	Developing and recommending to the board a set of corporate governance guidelines;

•	Reviewing the succession plans for the Chief Executive Officer and senior officers; and

•	Overseeing the self-evaluation of the board and coordinating the evaluations of the board committees.

The committee may retain or terminate search firms to identify director candidates, and has the sole authority to approve the search firm’s fees and other retention terms. The committee also may retain independent counsel or other consultants or advisers as it deems necessary to assist in its duties to the company.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee met eight times in 2006. Under its charter, the committee must meet at least two times annually. The committee’s responsibilities include:

•	Evaluating the performance of the Chief Executive Officer and other executive officers in light of the goals and objectives of our executive compensation plans, both generally and with respect to approved performance goals;

•	Either as a committee or, if directed by the board, together with the other independent directors, determining and approving the compensation of the Chief Executive Officer and the other executive officers in light of the evaluation of the officers’ performance;

•	Reviewing and approving (or recommending approval of) perquisites and other personal benefits to our executive officers;

•	Reviewing our executive compensation plans and programs annually and approving or recommending to the board new compensation plans and programs or amendments to existing plans and programs; and

•	Reviewing and approving any severance or termination arrangements to be made with any executive officer.

Under its charter, the committee has authority to retain and terminate compensation consultants to assist the committee in carrying out its responsibilities, including sole authority to approve the consultants’ fees and other retention terms. In late 2005, the committee engaged Watson Wyatt Worldwide to advise it on matters related to executive compensation. The committee has adopted a policy that executive compensation consultants should generally not be retained to perform other services for the company, and in any case should not do so without the express permission of the committee.

The committee is supported in its work by members of our Compensation and Benefits Department. Senior management’s formal role in determining executive compensation is limited to the responsibility of the Chief Executive Officer to provide the committee with a self-evaluation, as well as an evaluation of the performance of the other executive officers. The committee may also seek input from senior management in developing overall compensation philosophy and decisions about specific pay components.

The committee has authority to conduct or authorize investigations or studies of matters within the committee’s scope of responsibilities, and to retain independent counsel or other consultants or advisers as it deems necessary to assist it in those matters. To the extent permitted by applicable law, regulation or the NYSE listing standards, the committee may form subcommittees and delegate to the subcommittees, or to the committee chairperson individually, the power and authority the committee deems appropriate.

Finance Committee

The Finance Committee met once in 2006. Under its charter, the committee is to meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The committee is responsible for:

•	Reviewing our capital and debt structure and approving or recommending the issuance of equity and secured and unsecured debt;

•	Reviewing and recommending to the board dividends, including changes in dividend amounts, dividend payout goals and objectives;

•	Reviewing earnings forecasts;

•	Reviewing and recommending to the board investment policies and guidelines and the use of derivative securities to mitigate financial and foreign currency exchange risk; and

•	Overseeing the control and management of benefit plan assets and investments and risk.

Policies on Business Ethics and Conduct

All of our directors, officers and employees are required to abide by our Code of Ethics and Business Conduct. This code of ethics covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. Our Chief Executive Officer, Chief Financial Officer and Controller are also required to abide by the Code of Ethics for Chief Executive and Senior Financial Officers. These ethics codes form the foundation of a comprehensive program of compliance with our Guiding Behaviors — Be Accountable, Earn Trust, Dignify People, Make the Right Thing Happen, Positive Attitude and Team Behavior — and all corporate policies and procedures to ensure that our business is conducted ethically and in strict adherence to all laws and regulations applicable to us. Our directors, officers and employees are not to tolerate violations of the standards set out in our ethics codes. Employees are responsible for reporting any violation, including situations or matters that may be considered to be unethical or a conflict of interest under the ethics codes.

The full texts of both the Code of Ethics and Business Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available under the “Investors — Corporate Governance” section of our website at

www.portlandgeneral.com or in print upon request to Portland General Electric Company, 121 SW Salmon Street, Portland, Oregon 97204, Attention: Corporate Secretary. Any future amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers and of certain provisions of the Code of Ethics and Business Conduct for directors or executive officers will be disclosed on our website promptly following the amendment or waiver.

NYSE rules require listed company audit committees to have procedures in place regarding the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and allowing for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place. In addition, we have a Policy Regarding Compliance with Securities and Exchange Commission Attorney Conduct Rules that requires all of our lawyers to report to the appropriate persons at the company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by the company or any of our directors, officers, employees or agents.

Certain Relationships and Related Person Transactions

PGE was a wholly-owned subsidiary of Enron Corp. from July 2, 1997 until April 3, 2006. In the first quarter of 2006, during the period of Enron’s ownership, the two companies engaged in intercompany transactions in various areas, including taxes, insurance and the resolution of certain employee benefit issues. On April 3, 2006, PGE and Enron entered into a separation agreement, as required by the Oregon Public Utility Commission order that approved the distribution of new PGE common stock. The separation agreement provides generally for the settlement of intercompany amounts, the termination of intercompany agreements between PGE and Enron (except for certain provisions of a previously executed tax allocation agreement), and certain indemnifications for PGE from Enron related to Enron-sponsored employee benefit plans and liabilities related to taxes that may be imposed as the result of PGE’s inclusion in Enron’s consolidated tax group.

PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers have established a trust that is partly funded by PGE to provide health and welfare benefits to employees and retirees and their dependents and beneficiaries who are covered by the collective bargaining agreement between PGE and the union. The trust is administered by a Board of Trustees composed of six members, three of whom are appointed by PGE and three of whom are appointed by the union. Currently five of the six members of the Board of Trustees are PGE employees, one of whom, Joe A. McArthur, Vice President Distribution, is an executive officer. Three of the five PGE employees were appointed by PGE and two were appointed by the union. All decisions of the Board of Trustees must be by majority vote, with the members appointed by each party jointly having one vote. By action of the Board of Trustees, the trust engaged Regence BlueCross BlueShield of Oregon, a subsidiary of The Regence Group, to provide health products and services. Pursuant to the agreement between PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers, PGE pays approximately $800,000 per month, less than 2% of The Regence Group’s consolidated gross revenues, to the trust toward the cost of these services. Mark B. Ganz, a member of our Board of Directors, is President and Chief Executive Officer and a director of The Regence Group.

We do not have a separate written policy or procedures for the review, approval or ratification of transactions with related persons. However, our Corporate Governance Guidelines and our Code of Ethics and Business Conduct address conflicts of interest and relationships with PGE. In its consideration of nominees for the Board of Directors, the Nominating and Corporate Governance Committee examines possible related persons transactions as part of its review. The Board of Directors annually reviews the relationship that each director has with PGE, which includes relationships with our officers and employees, our auditors and our customers. Our Code of Ethics and Business Conduct requires any person, including our directors, to report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any potential conflict of interest under the code is reviewed by the Audit Committee. Only the Audit Committee may waive a conflict of interest, which will be promptly disclosed to our shareholders. In its review of director independence, the Board of Directors considered the related person transaction described above.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Human Resources Committee during 2006 are listed in the following table:

Director	Period of Membership on the Committee

John W. Ballantine	January 1, 2006 to present
Robert T. F. Reid	April 1, 2006 to present
Neil J. Nelson	October 26, 2006 to present
M. Lee Pelton	October 26, 2006 to present
Robert S. Bingham	January 1, 2006 to March 31, 2006
Robert G. Miller	April 1, 2006 to April 21, 2006

Our Chief Executive Officer, Peggy Y. Fowler, served on the compensation committee of The Regence Group from October 9, 2005 until January 29, 2006. One of our Directors, Mark B. Ganz, at that time was, and currently is, the President and Chief Executive Officer and a director of The Regence Group.

Audit Committee Report
_ _

The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the company and its subsidiaries. Our management is responsible for our internal controls and the financial reporting process, including the integrity and objectivity of our financial statements. Our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of our financial statements, expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, expressing opinions as to the effectiveness of our internal control over financial reporting and management’s assessment of internal control over financial reporting, and reviewing our quarterly financial statements.

The committee has met and held discussions with management and Deloitte regarding the fair and complete presentation of our financial results and the assessment of our internal control over financial reporting. The committee has discussed significant accounting policies we apply in our financial statements, as well as alternative treatments. The committee also discussed with our internal auditor and Deloitte the overall scope and plans for their respective audits.

Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The committee reviewed and discussed our policies with respect to risk assessment and risk management.

The committee has reviewed and discussed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter regarding independence from Deloitte, as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed such information with Deloitte.

Based upon the committee’s discussions with management and Deloitte and its review of the representations of management and Deloitte’s communications to the Audit Committee, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The committee has appointed Deloitte as the company’s independent public registered accounting firm for fiscal year 2007.

Audit Committee
David A. Dietzler, Chair
John W. Ballantine
Maria M. Pope

Principal Accountant Fees and Services
_ _

The aggregate fees billed by Deloitte & Touche LLP for 2006 and 2005 were as follows:

	2006	2005

Audit Fees(1)	$1,516,000	$852,746	(5)
Audit-Related Fees(2)	243,031	141,637
Tax Fees(3)	—	—
All Other Fees(4)	4,545	24,262
Total	$1,763,576	$1,018,645

(1)	For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 and for the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the SEC, the issuance of consents and comfort letters, and the attestation engagement for the independent auditor’s report on management’s assessment of internal control over financial reporting, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.

(2)	For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including employee benefit plan audits, due diligence matters related to the April 2006 distribution of PGE common stock, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	For professional tax services, including consulting and review of tax returns.

(4)	For all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters.

(5)	Includes adjustment to the amount previously reported to reflect the actual amount billed.

Pre-Approval Policy for Independent Auditor Services
_ _

The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services, including estimated fees, expected to be rendered during that year by the independent registered public accounting firm.

In addition, pursuant to a pre-approval policy adopted by the Audit Committee, the committee requires pre-approval of all audit and permissible non-audit services provided by the company’s independent auditors. The term of pre-approval is twelve months, unless the Audit Committee specifically provides for a different period. A detailed written description of the specific audit, audit-related, tax and other services that have been pre-approved, including specific monetary limits, is required. The Audit Committee may also pre-approve particular services and fees on a case-by-case basis. Management and the independent auditors are required to report at least quarterly to the Audit Committee regarding the actual services, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with this policy.

All audit and permissible non-audit services provided by the independent auditors during 2006 and 2005 were pre-approved by the Audit Committee.

Proposal 1: Election of Directors
_ _

The Board of Directors

All of our directors are elected annually by shareholders. Directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Our Amended and Restated Bylaws provide that the Board of Directors may determine the size of the Board, which the Board has currently set at 10 directors.

The board has nominated all of the current directors for election as directors. They are: John W. Ballantine, Rodney L. Brown, Jr., David A. Dietzler, Peggy Y. Fowler, Mark B. Ganz, Corbin A. McNeill, Jr., Neil J. Nelson, M. Lee Pelton, Maria M. Pope, and Robert T. F. Reid. This slate of nominees satisfies the NYSE listing standards for board composition and majority director independence. See the section above entitled “Corporate Governance — Director Independence” for further details regarding director independence.

Mr. Nelson, who was first appointed to the board in October 2006, was recommended to the Nominating and Corporate Governance Committee for consideration as a board member by our CEO. Mr. Brown, who was first appointed to the board in February 2007, was recommended to the Nominating and Corporate Governance Committee by a third-party search firm.

All of the nominees have agreed to serve if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies will be voted for a substitute director. We do not expect that any nominee will be unavailable or unwilling to serve.

Director Nominees

John W. Ballantine, age 61, director since February 2004

Mr. Ballantine has been an active, self-employed private investor since 1998, when he retired from First Chicago NBD Corporation where he had most recently served as Executive Vice President and Chief Risk Management Officer. During his 28-year career with First Chicago, Mr. Ballantine was responsible for International Banking operations, New York operations, Latin American Banking, Corporate Planning, US Financial Institutions business and a variety of trust operations. Mr. Ballantine also serves on the boards of directors of DWS Funds, Healthways, Inc., and Stockwell Capital Investments.

Mr. Ballantine is Chairman of the Finance Committee and a member of the Audit Committee and Compensation and Human Resources Committee.

Rodney L. Brown, Jr., age 50, director since February 2007

Mr. Brown is Managing Partner with Cascadia Law Group PLLC, a Seattle, Washington law firm he founded in 1996, which specializes in environmental law in the Pacific Northwest. From 1992 to 1996, Mr. Brown was a Managing Partner at the Seattle office of Morrison & Foerster, LLP, a large international law firm.

Mr. Brown is a member of the Nominating and Corporate Governance Committee.

David A. Dietzler, age 63, director since January 2006

Mr. Dietzler has been a certified public accountant for nearly 37 years and retired as a partner of KPMG LLP, a public accounting firm, in 2005. During his last 10 years with KPMG LLP he served in both administrative and client service roles, which included serving on the firm’s Board of Directors, including Governance, Nominating and Board Process and Evaluation committees, and was the Pacific Northwest partner in charge of the Audit Practice for KPMG’s offices in Anchorage, Boise, Billings, Portland, Salt Lake City, and Seattle, as well as the Managing Partner of the Portland office.

Mr. Dietzler is Chairman of the Audit Committee.

Peggy Y. Fowler, age 55, director since August 1998

Ms. Fowler has served as Chief Executive Officer and President of the company since April 2000, and was Chair of the board from May 2001 until January 2004. She served as President of the company from 1998 until 2000. She served as Chief Operating Officer of PGE Distribution Operations from 1996 until 1998. Previously, she served in various positions with the company, including Senior Vice President Customer Service and Delivery and Vice President Power Production and Supply. She also serves on the board of directors of The Regence Group.

From March 1999 until June 2003, Ms. Fowler served as President of Portland General Holdings, Inc. (an Enron affiliate) which filed for bankruptcy protection in June 2003. The bankruptcy case was dismissed by the bankruptcy court in October 2005.

Mark B. Ganz, age 46, director since January 2006

Mr. Ganz has served as President and Chief Executive Officer of The Regence Group, a parent corporation of various companies offering health, life and disability products and services under the BlueCross and BlueShield trademarks, since April 2004. Prior to holding his current position, Mr. Ganz served as President and Chief Operating Officer of The Regence Group from 2003 to 2004 and President of Regence BlueCross BlueShield of Oregon from 2001 to 2003. He was Senior Vice President, Chief Legal & Compliance Officer and Corporate Secretary of the Regence Group from 1996 to 2001. Mr. Ganz also serves on the board of directors of The Regence Group.

Mr. Ganz is a member of the Finance Committee.

Corbin A. McNeill, Jr., age 67, director since February 2004

Mr. McNeill served as Chairman and co-CEO of Exelon Corporation, which was formed in October 2000 by the merger of PECO Energy Company and Unicom Corporation until his retirement in 2002. Prior to the merger, he was Chairman, President and CEO of PECO Energy. He serves on the boards of directors of Ontario Power Generation, Associated Electric & Gas Insurance Services Limited, Owens-Illinois Corporation, and Silver Spring Networks.

Mr. McNeill is Chairman of our Board of Directors and Chairman of the Nominating and Corporate Governance Committee.

Neil J. Nelson, age 48, director since October 2006

Mr. Nelson has served as President and Chief Executive Officer of Siltronic Corporation since July 2003. He previously served as Vice President of Operations of Siltronic from 2000 to 2003. From 1987 to 2000, he served in various positions with Mitsubishi Silicon America. Mr. Nelson also serves on the boards of directors of Siltronic Corp.

Mr. Nelson is a member of the Compensation and Human Resources Committee.

M. Lee Pelton, age 56, director since January 2006

Dr. Pelton has served as President of Willamette University since July 1999. From 1991 until 1998, he was Dean of Dartmouth College. Prior to 1991, he held faculty and administrative posts at Colgate University and Harvard University. Dr. Pelton also serves on the board of directors of PLATO Learning, Inc.

Dr. Pelton is a member of the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee.

Maria M. Pope, age 42, director since January 2006

Ms. Pope has served as Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc., a pulp and wood products company, since December 2003. She served as Vice President, Chief Financial Officer and Secretary from 1999 to 2003, and as interim Chief Financial Officer from June 2006 to December

2006, and has held various financial positions since joining the company in 1995. Ms. Pope also serves on the board of directors of Premera Blue Cross, a nonprofit, independent regional health plan.

Ms. Pope is a member of the Audit Committee and the Finance Committee.

Robert T. F. Reid, age 58, director since January 2006

Mr. Reid has served as Chair and Corporate Director of British Columbia Transmission Corp. since 1999. Mr. Reid also served as president of Duke Energy’s Canadian operations from 2002 to 2003. He served as Executive Vice President and Chief Operating Officer of Westcoast Energy from 2001 until its acquisition of Duke Energy in 2002. Prior to his appointment as Westcoast’s Chief Operating Officer in 2001, Mr. Reid held senior executive positions in both the natural gas industry and in government service, including Union Gas Ltd., Westcoast Energy International, Pan-Alberta Gas, Foothills Pipe Lines, and the Independent Petroleum Association of Canada. He also serves as a director of Greystone Capital Management Inc. and Victoria Park Capital.

Mr. Reid is Chairman of the Compensation and Human Resources Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS.

Proposal 2: Ratification of the Appointment of
Independent Registered Public Accounting Firm
_ _

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the consolidated financial statements of PGE and its subsidiaries for the fiscal year ending December 31, 2007, and to audit the effectiveness of internal control over financial reporting and management’s assessment of internal control over financial reporting, as of December 31, 2007.

The Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues raised by the most recent quality control review, the coordination of the firm’s efforts with our internal audit department and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of those services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with Deloitte in all of these respects.

Under current law, rules, regulations, and its charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the shareholders. The Board of Directors, however, considers the appointment of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by the shareholders as a matter of good corporate practice. One or more representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal 3: Approval of Portland General Electric Company
2007 Employee Stock Purchase Plan
_ _

Introduction

The Board of Directors, on the recommendation of the Compensation and Human Resources Committee, has unanimously adopted the Portland General Electric Company 2007 Employee Stock Purchase Plan, or ESPP, subject to the approval of the shareholders at the 2007 annual meeting. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. The ESPP permits all employees of PGE and designated subsidiaries whose customary employment is at least 20 hours per week to buy shares of PGE common stock through regular payroll deductions of up to 10% of their base pay. The Board of Directors believes that the availability of the ESPP will help us attract and retain talented employees and provide an additional incentive to contribute to company performance.

Certain provisions of the ESPP are summarized below. The complete text of the ESPP is attached to this proxy statement as Appendix B, and the following description of the ESPP is qualified in its entirety by reference to Appendix B.

Summary of the Employee Stock Purchase Plan

Shares Reserved for the ESPP.  There are 625,000 shares of PGE common stock reserved for issuance under the ESPP. In the event of a stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding common stock, the Board of Directors will make appropriate adjustments to the number of shares reserved for the ESPP and other share amounts set forth in the ESPP.

Eligibility.  Except as described below, any employee of PGE or a participating subsidiary whose customary employment is at least 20 hours per week is eligible to purchase shares under the plan. Participating subsidiaries are those designated by the Compensation and Human Resources Committee. An employee may not continue to participate in the ESPP if, after a purchase of shares, the employee would own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of PGE or any parent or subsidiary.

Restrictions on Purchases.  No employee will be entitled to purchase more than 1,500 shares of PGE common stock per year under the ESPP, or to purchase more than $25,000 worth (based on the fair market value at the date of purchase) per year of shares under the ESPP and all of our similar plans (of which, at this time, there are none).

Offering Periods and Offering Price.  Each year during the term of the ESPP there will be two six-month offering periods, during which eligible employees will have the right to purchase shares of PGE common stock at a price per share equal to 95% of the fair market value of the stock on the purchase date. The offering periods will run from January 1 through June 30th and from July 1 through December 31st, with the first offering period scheduled to begin on July 1, 2007. The purchase date for each offering period will be the last trading day of the offering period. For purposes of the ESPP, the fair market value of a share of PGE common stock for any given date will be the closing price of the common stock for that date as reported by the New York Stock Exchange or, if PGE common stock is not reported on the New York Stock Exchange, the reported value of the common stock as specified by the Compensation and Human Resources Committee.

Payroll Deductions.  Payment for purchases of shares under the ESPP must be made through payroll deductions. The amount deducted from each paycheck must be a whole percentage of at least 1% and no more than 10% of the participant’s regular straight time gross earnings.

Amendment and Termination of Participation in the ESPP.  Generally, an employee’s election to participate will automatically renew for each subsequent offering period until cancelled by the employee. A participant may, however, amend a payroll deduction authorization (i) once during any offering period to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new offering period to either increase or decrease the amount of payroll deductions. An employee’s participation in the ESPP is terminated by written notice from the employee or by the termination of the participant’s employment for any reason.

Amendment and Termination of ESPP.  The Board of Directors may amend the ESPP in any and all respects, except that shareholder approval is required to increase the number of shares reserved for the ESPP (except for adjustments described above under “— Shares Reserved for the ESPP”) or to decrease the purchase price of shares offered under the ESPP. The Board of Directors may also terminate the ESPP at any time. The ESPP will automatically terminate when all of the shares reserved for purposes of the ESPP have been purchased.

Transferability.  The right to purchase shares under the ESPP is not transferable, and during a participant’s lifetime may only be exercised by the participant. Upon the death of a participant, any shares held for the participant’s account will be transferred in the following order of priority: to the beneficiary or beneficiaries designated by the participant in writing to the company; to the persons identified by the participant as the beneficiary or beneficiaries of life insurance proceeds under the group term life insurance policy maintained by the company; and to the persons entitled to receive the shares under the laws of the participant’s state of domicile.

Administration of the ESPP.  The ESPP will be administered by the Compensation and Human Resources Committee. The committee may, however, delegate some or all of its duties and authority with respect to the ESPP to one or more of our employees. In all cases, the ESPP will be required to be administered in such a manner as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Code.

Oregon Public Utility Commission Approval

In order to issue shares under the ESPP, we must obtain approval from the Oregon Public Utility Commission, or OPUC. We have filed an application for OPUC approval and expect a decision in time to begin the first offering period as scheduled on July 1, 2007.

United States Federal Income Tax Consequences

The following is a summary of the federal income tax consequences to the company and employees participating in the ESPP. State, local and foreign tax consequences may differ.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under Section 423, employees will not realize taxable income when they are granted a purchase right under the ESPP or when they complete their purchase of shares, provided the purchase occurs while they are employed or within three months after termination of employment. If the employee does not dispose of the stock within two years after the date of grant or within one year after the date of purchase, any gain or loss that may be realized on the ultimate sale will be treated as long-term capital gain or loss. However, if the purchase price of the stock when acquired is less than 100% of the then fair market value, upon the disposition of the stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding the stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the acquisition or, if less, the excess of the stock’s value at the time of the disposition or death over the original purchase price. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock. The employer is not allowed a deduction for the compensation. If the stock is disposed of within the two-year or one-year periods, the difference between the market value of such stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction from income in the same amount in that year. The amount of ordinary income recognized by the employee in these circumstances will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock.

New Plan Benefits

The benefits to be received by our employees under the ESPP, or which would have been distributable during 2006 had the ESPP been in effect, are not determinable because the benefits depend on the amount of future purchases by participants and the market prices of our common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PORTLAND GENERAL ELECTRIC COMPANY 2007 EMPLOYEE STOCK PURCHASE PLAN.

Equity Compensation Plans
_ _

The following table provides information as of December 31, 2006, for the Portland General Electric Company 2006 Stock Incentive Plan, which is the only compensation plan currently maintained by the company under which equity securities may be issued. The 2006 Stock Incentive Plan was approved by Enron Corp., the company’s sole shareholder at the time it was adopted.

Number of securities
remaining available
for future issuance
			Weighted-average	under equity
	Number of securities to		exercise price of	compensation plans
	be issued upon exercise		outstanding	(excluding securities
	of outstanding options,		options, warrants	reflected in
	warrants and rights		and rights	column (a))
Plan Category	(a)		(b)	(c)

Equity Compensation Plans approved by security holders	228,487	(1)	N/A	4,454,246	(2)
Equity Compensation Plans not approved by security holders	N/A		N/A	N/A
Total	228,487	(1)	N/A	4,454,246	(2)

(1)	Represents outstanding restricted stock units and related dividend equivalent rights issued under the 2006 Stock Incentive Plan, and assumes maximum payout for performance shares. Shares issued pursuant to the 2006 Stock Incentive Plan do not have an exercise price and are issued when award criteria are satisfied. See “Non-Employee Director Compensation — Restricted Stock Unit Grants” above for further information regarding the 2006 Stock Incentive Plan.

(2)	Represents shares remaining available for issuance under the 2006 Stock Incentive Plan.

Compensation and Human Resources Committee Report
_ _

The Compensation and Human Resources Committee of the Board of Directors has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on that review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Human Resources Committee
Robert T. F. Reid, Chair
John W. Ballantine
Neil J. Nelson
M. Lee Pelton

Compensation Discussion and Analysis
_ _

Background

On April 3, 2006, PGE separated from its former parent company, Enron Corp., when all of the PGE common stock owned by Enron was cancelled and shares of new PGE common stock were issued. Our independence from Enron created both the need and an opportunity to reevaluate our executive compensation program. During the period of Enron’s ownership, executive compensation decisions were made by Enron and the compensation of the Chief Executive Officer, Chief Financial Officer and three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer, who are collectively referred to as the “named executive officers,” had fallen significantly below the median level for the company’s industry peers. Following the stock issuance, executive compensation became the responsibility of our Compensation and Human Resources Committee, and the committee determined that adjustments were needed to ensure that compensation opportunities remained at competitive levels. In addition, the availability of publicly traded common stock allowed us to introduce new equity-based forms of compensation to further align our executives’ interests with our shareholders’ interests and company performance.

Executive Compensation Philosophy

The Compensation and Human Resources Committee began the process of setting 2006 executive compensation by reviewing and adjusting the design of our compensation policies. Based on market research and advice provided by the committee’s compensation consultant, Watson Wyatt Worldwide, as well as input from senior management, the committee adopted a compensation philosophy with the following elements:

•	A definition of the objectives of our executive compensation program;

•	A definition of the components of compensation and a description of the roles of those components; and

•	A definition of appropriate market reference points.

Each of these elements of our compensation program is described below.

Objectives of the Compensation Program.  The objectives of our executive compensation program are to compensate executives in a way that advances the interests of shareholders while ensuring that we are able to attract and retain highly qualified executives. We attempt to advance these objectives by designing a program that:

•	Is competitive within the electric utility industry and with organizations with which we compete for employees;

•	Encourages and rewards behaviors that contribute to the achievement of financial, customer and operational goals; and

•	Reinforces our commitment to creating a work environment that promotes respect, teamwork and individual growth opportunities.

Components of Executive Compensation.  Our standard executive compensation program includes the following components:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term incentive awards; and

•	Certain other benefits, including retirement benefits, health and welfare benefits and perquisites.

Each of these components is intended to form part of a pay package that is competitive, thereby enabling us to attract and retain qualified executives. Annual cash incentive awards and long-term incentive awards also provide incentives that further align executives’ interests with shareholder interests and advance the company’s goals.

In addition to these standard compensation components, in exceptional circumstances the committee may make discretionary cash bonus awards to executive officers to reward extraordinary effort and performance on a particular project.

We do not have employment agreements with any of our current executives. Base salaries, annual cash incentive awards and long-term incentive awards are established annually, while other elements of compensation are generally paid pursuant to established compensation plans and policies.

Market Reference Points.  The committee has determined that in order to ensure competitive pay packages, regular compensation opportunities for senior executives, composed of base salary, annual cash incentive awards and long-term incentive awards, should generally be at or near the 50th percentile of relevant market reference points. Actual compensation may vary, however, depending on our financial performance, an executive’s individual performance and considerations of internal pay equity.

For purposes of identifying the relevant market reference points, we relied on survey data as well as a study of the compensation practices of a peer group of utility companies.

The committee identified our peer group using the following criteria:

•	Business Mix — e.g., the peer company should be a vertically integrated utility with minimal non-regulated business activities with a comparable energy generation mix.

•	Market Capitalization — e.g., the peer company should be in the small to mid cap range (between $1 and $5 billion), with an ability to attract key institutional utility investors while maintaining a retail investor base.

•	Customer Mix — e.g., the peer company should have a balanced retail, commercial and industrial mix, and balanced growth expectations.

•	Regulatory Environment — e.g., the peer company should have a comparable allowed return on equity.

•	Capital Structure — e.g., the peer company should have, on average, investment grade ratings and moderate leverage.

•	Corporate Governance/Management — e.g., the peer company should have adequate board oversight and a stable management team.

Based on these criteria, a peer group consisting of the following 15 companies was proposed by Watson Wyatt and approved by the Compensation and Human Resources Committee:

•	Alliant Energy Corporation

•	Avista Corp.

•	Black Hills Corporation

•	Cleco Corporation

•	DPL Inc.

•	Great Plains Energy Inc.

•	Idacorp, Inc.

•	OGE Energy Corp.

•	PacifiCorp

•	Pinnacle West Capital Corporation

•	Puget Energy, Inc.

•	Sierra Pacific Resources

•	Unisource Energy Corporation

•	Westar Energy Inc.

•	Wisconsin Energy Corporation

Relying on the survey data and information about the peer group, the committee reviewed each executive officer’s base salary and long- and short-term incentive award opportunities. The committee then made a number of changes to our executive compensation practices and programs in order to bring them closer in line with the market. One of the key changes was the adoption of a long-term incentive plan, which allows for the use of equity-based incentive awards. With the introduction of long-term incentives, other elements of compensation were reviewed and adjusted where appropriate. Base salaries for the named executive officers were generally adjusted upward, while annual cash incentive award opportunities (as a percentage of base salary) were adjusted upward in one case, and downward in several other cases, since they no longer had to compensate for below-market salaries and the lack of long-term incentives. Rather than bring compensation opportunities immediately to market levels in some cases the committee approved more gradual compensation adjustments.

These decisions, as well as information about our other compensation programs, are described in greater detail below.

Compensation Elements

Base Salaries.  Each executive officer’s base salary is set annually by the committee. In 2006, the committee began the process of setting salaries by reviewing industry compensation levels for each executive position. This review was based on industry surveys and a report of 2005 salaries within our peer group prepared by Watson Wyatt. The peer group analysis provided information relevant to the salaries of more highly paid executive officers, while the industry surveys supplied more exhaustive and tailored information regarding salaries based on a variety of executive officer functions. After discussions with the CEO, the committee assigned each of our officers to an appropriate salary range based on the officer’s role within the company. Salaries were then set by the committee at slightly below the median of the market for each of the salary ranges. Notwithstanding its view that compensation should be targeted for the median of the market, the committee considered this salary level to be appropriate in light of our status as a newly publicly traded company and the committee’s decision to take a gradual approach to necessary compensation adjustments.

These actions resulted in a significant increase in Ms. Fowler’s base salary, from $392,004 to $610,008, representing an increase from below the 25th percentile to the 38th percentile of the relevant market. Salaries for the other named executive officers were also adjusted upward, with increases ranging from 6% to 31% over the prior year’s base pay, resulting in base pay ranging from the 29th to the 44th percentile of the relevant market.

Annual Cash Incentive Awards.  Annual cash incentive awards for our executive officers are determined pursuant to the Portland General Electric Company 2006 Annual Cash Incentive Master Plan, which we refer to as the ACI Plan. The purpose of the ACI Plan is to provide short-term incentives and rewards to employees for the achievement of individual, department and corporate goals. Employees who have a direct, significant and measurable impact on the attainment of our goals, as determined by the Compensation and Human Resources Committee (for officers) and the CEO (for non-officers), are eligible to participate in the ACI Plan. The plan itself does not specify particular performance goals, but instead permits the committee to exercise its discretion each year in structuring an annual award program, which we refer to as the ACI program.

In our view, the use of annual cash incentive awards creates a direct link between executive compensation and both individual and company-wide performance, and the committee structured its 2006 ACI program for executives in light of this understanding. For 2006, the implementation of the ACI program for executive officers involved the following five steps by the Compensation and Human Resources Committee:

•	In March of 2006:

(1) Setting a company performance goal;

(2) Setting individual performance goals; and

(3) Creating a formula for calculating bonuses based on company and individual performance; and

•	In January and February of 2007:

(4) Determining company performance relative to the company performance goal; and

(5) Determining individual performance relative to individual performance goals.

The committee’s decisions and reasoning in each of these areas are described below.

Company Performance Goal.  Consistent with past practice, the committee determined that bonus opportunities under the 2006 ACI program would be a function of net income relative to budgeted net income, subject to adjustment by the committee in its discretion to account for unusual, non-recurring events which the company cannot reasonably be expected to control. If adjusted income were less than 80% of budgeted income, however, no awards would be payable under the program. Our budgeted net income for 2006 was $84.8 million. We regard adjusted net income as an appropriate company performance measure because it aligns the interests of management with the interests of our shareholders.

Individual Performance Goals.  Individual “scorecards” identifying specific performance goals for each officer were approved by the committee following discussions with the CEO. These scorecards, as well as scorecards for all other participants in the 2006 ACI program, were derived from a corporate scorecard identifying company-wide objectives for the year. Each scorecard contains a number of separate performance goals. The achievement of some of these goals can be measured objectively, while others require some degree of subjective judgment to measure. Most of the 2006 ACI program performance goals fall into seven categories. These seven categories were developed by the management team for use in the 2003 ACI program and have been regularly reviewed and updated by management since then. Some of the categories were selected because they represent the interests of our key stakeholders: our customers, investors, employees, and the community. Others were chosen because they represent business objectives that are fundamental to a well-run utility. These seven categories, and the primary rationale for selecting them, are described below.

High Customer Value:  Increasing customers’ experience of value received from PGE.

•	Represents the interests of our customers.

Strong Financial Performance:  Achieving a return on equity that is at or above that achieved by a group of vertically integrated utilities with similar operating characteristics, service territory environment and business risks.

•	Represents the interests of our investors.

Reliable, Reasonably Priced Supply:  Developing and maintaining an energy resource portfolio with cost-effective resources that provide a reliable supply of electricity to customers at prices that are no higher than necessary and as stable and predictable as possible.

•	Represents a key determinant of success in a vertically integrated utility, and the dominant determinant of price, which is of paramount importance to our customers.

Sustained Operational Excellence.  Maintaining high performance levels in safety, power quality, reliability, customer service, regulatory and environmental stewardship, and improving performance where it is cost effective to do so.

•	Summarizes the key components of operational success in an electric utility.

Engaged Valued Workforce:  Fostering our employees’ best efforts and talents; focusing on improving employee unity, work-life satisfaction, performance and accountability.

•	Represents the interests of our employees.

•	Furthers one of the key objectives of our compensation program — reinforcing our commitment to creating a positive work environment.

Active Corporate Responsibility:  Acting in a manner true to our values, which reflect the values of our customers and the communities we serve.

•	Represents the interests of the general public, and is a crucial determinant of success in a regulated business.

Economic Strength:  Exerting a positive influence on the long-term economic strength of our service territory.

•	Represents the interests of the communities we serve and a key determinant of success in a business tied to the economic strength of the communities it serves.

Because one of the functions of scorecard goals under the ACI Program is to identify tasks that participants in the program should be working to accomplish, in keeping with long-standing company policy, from time to time officers and other employees may make appropriate changes to their scorecard goals in light of changing circumstances. In 2006 four of the five named executive officers made such changes to their scorecards. The general categories, however, as well as the overarching goals in the officers’ scorecards, remained the same.

Bonus Formula.  The committee considered the input of Watson Wyatt in determining an appropriate formula for payouts under the 2006 ACI program. The result was a formula under which target bonuses were multiplied by an “individual performance multiplier” ranging from 0 to 1.5 (based on a rating from 1 to 5 assigned to each officer in light of performance relative to the officer’s scorecard goals) and a “funding percentage” ranging from 50% to 133% (based on adjusted net income results). Potential payouts under the formula ranged from 0 to 200% of each executive officer’s target bonus, where target bonuses for the named executive officers were set from 45% to 75% of base salary, depending on each officer’s role in the company. This bonus formula is described in detail in the section below entitled “Executive Compensation — 2006 Grants of Plan-Based Awards.” The target bonuses were at the median or slightly above the median of the competitive reference point for each executive officer.

Determination of Company Performance.  In late January 2007, the committee met to determine whether any adjustments should be made to annual net income for purposes of calculating bonuses under the 2006 ACI Program. Company net income for 2006 was $71.3 million, while budgeted net income was $84.8 million. After consulting with senior management, the committee decided to make two adjustments to actual net income for purposes of calculating awards under the 2006 ACI Program. The first adjustment relates to a law passed in 2005 by the Oregon legislature, which adjusts the way that we and other Oregon investor-owned electric and gas utilities recover income tax expense from customers through revenues for utility services. The law, commonly referred to as Oregon Senate Bill 408 (SB 408), attempts to more closely match income tax amounts forecasted to be collected in revenues with the amount of income taxes paid to governmental entities by investor-owned utilities or their consolidated group. Effective with the April 3, 2006 issuance of PGE common stock, we are no longer a subsidiary of Enron and we file our own consolidated tax returns and remit payments directly to taxing authorities. However, in April 2006, we paid $17 million to Enron for taxes payable for the first quarter of 2006, when we were still included in Enron’s consolidated group for filing federal and state income tax returns. Under rules adopted by the Oregon Public Utility Commission, or OPUC, we will likely be required to refund to customers the majority of that amount. The other adjustment relates to the decision of the OPUC to disallow a portion of our debt expense from being included in utility rates, on the grounds that the expense is higher due to the effects of Enron’s ownership of the company. The committee determined that because both of these items result from Enron’s ownership of the company, rather than the actions of the company, it would be fair and consistent with the aims of the 2006 ACI Program to adjust for their effects on net income. Accordingly, net income was increased to adjust for both of these items. Without these adjustments, bonuses under the ACI program would have had a funding percentage of 60.2%. With them, funding percentage was 97.6%.

Determination of Individual Performance.  The final step in the bonus-setting process was a determination of the performance of individual executive officers relative to their scorecard goals and the assignment of an overall performance rating in light of those results. The committee began by reviewing summaries of scorecard results, the CEO’s self-evaluation and the CEO’s recommended performance ratings for all other officers. After hearing Ms. Fowler’s presentation to the board regarding individual officers’ goals and accomplishments and meeting with the other independent directors in executive session to discuss the CEO’s performance, the committee determined overall performance ratings for all executive officers. Because there were no weightings assigned to particular scorecard goals, determining performance ratings required some element of subjective judgment by the committee.

For 2006, individual performance ratings for the named executive officers ranged from 4 to 5, resulting in payouts from 122% to 146% of target bonuses, after adjusting for company performance. The results achieved in 2006 relative to the goals established for the company were generally considered strong, particularly in the area of high customer value and service reliability. The company’s large customers ranked PGE 7th out of 60 utilities in overall satisfaction with electric services, in the top quartile for overall customer satisfaction among residential customers, and in the top decile among small and mid-sized businesses. While the average duration of service outages was greater than targeted due to the intensity of the winter’s storms, the actual frequency of outages was better than target as was the quality of power delivered to customers.

The company’s financial results and generating plant availability were both negatively affected by the lengthy unplanned outage at the company’s Boardman coal plant. The company’s 2006 financial results were also adversely affected by the impacts of SB 408 (discussed above).

In establishing payments to the executive group under the 2006 ACI program, the committee also took note of a number of accomplishments for the year, including: the company’s smooth transition from a wholly-owned Enron subsidiary to becoming an independent, publicly-traded company; the significant progress on the construction of the 400 MegaWatt Port Westward natural gas-fired plant; progress on the 25,000-acre Biglow Canyon Wind Farm, including the acquisition of 76 turbines for phase one construction; and the success of the company’s power supply group. The group successfully replaced the electricity shortfall arising from the protracted Boardman generation plant outage, thereby maintaining service to our customers and greatly reducing the financial impact of the outage on our shareholders. The committee also considered the company’s impressive response to an early winter storm that was the largest since 1995. Overall, the committee concluded that the management team had responded promptly and effectively to a variety of challenging issues, placing the company on a solid foundation for 2007.

Long-Term Incentive Awards and Service-Based Stock Awards.  The company adopted the Portland General Electric Company 2006 Stock Incentive Plan on January 25, 2006. The plan has an effective date of March 31, 2006. Under the 2006 Stock Incentive Plan, the Compensation and Human Resources Committee is authorized to grant a variety of equity-based awards to directors, officers and key employees. The committee has discretion to determine the amount and type of awards, up to certain maximum amounts set forth in the plan.

To determine the appropriate form of long-term compensation to award under the 2006 Stock Incentive Plan, the committee relied primarily on a study of long-term incentive awards granted by our peer companies. After considering input from the CEO, the committee ultimately decided to make two types of restricted stock unit grants to the executive officers: restricted stock units with performance-based vesting conditions, which we refer to as performance shares, and restricted stock units with time-based vesting conditions, which we refer to as time restricted shares. Grants of performance shares were also made to 27 other key employees and grants of time restricted shares were made to 137 other key employees. The date of the grants was July 13, 2006, the date of the meeting at which the committee approved the awards. The meeting was scheduled to permit sufficient time to pass following the distribution of PGE common stock in April to allow the price of the stock to stabilize.

The purpose of the awards of performance shares was to provide incentives to contribute to long-term company performance in key areas by linking compensation to the achievement of objective benchmarks in those areas over a three-year performance period. The benchmarks chosen for the 2006 awards were customer satisfaction; net income; electric service power quality; reliability; and generation plant availability. The committee is responsible for determining the number of performance shares that will vest at the conclusion of the performance period. The benchmarks are objective, although the committee is required under the 2006 Stock Incentive Plan to adjust for unusual, non-recurring events. Once the achievement of the benchmarks has been established, the committee does not have discretion to adjust amounts payable under the awards. We expect that performance shares with three-year vesting cycles will be awarded annually, although the performance goals and amounts payable under the awards may vary from year to year. The expectation is that these awards will generally be made in the first quarter of the year at regularly scheduled meetings of the Compensation and Human Resources Committee.

The time restricted shares for the executive officers were intended to be one-time awards. The purpose of the awards was to bring their compensation opportunities closer to the market median in terms of overall compensation, in light of the absence of an equity component to executive compensation in prior years.

The number of restricted stock units granted to each executive was based on several factors, including retention needs, the probability of goal achievement and peer group data. Performance share awards for the named executive officers ranged from 37% below the peer group median (in the case of the CEO) to 10% above the peer group median, while time restricted share awards were targeted at approximately 50% of the performance shares granted to each executive officer. The terms of these awards are discussed in greater detail in the section below entitled “Executive Compensation — 2006 Grants of Plan-Based Awards.”

Certain Other Benefits and Perquisites.  We provide retirement benefits to the executive officers under the Portland General Electric Company Pension Plan, the Portland General Electric Company 401(k) Plan and, in the

case of the CEO, the Portland General Electric Company Supplemental Executive Retirement Plan, or SERP. In addition, the executive officers may participate in the Portland General Electric Company 2005 Management Deferred Compensation Plan, which we refer to as the 2005 MDCP, under which they may defer a portion of their annual compensation to future years. The executive officers also previously deferred compensation under a predecessor plan adopted in 1986, which we refer to as the 1986 MDCP. Named executive officers are eligible for severance benefits, and also receive paid time off and certain perquisites, as described below, as well as health and welfare benefits available to all eligible PGE employees.

Pension Plan.  All eligible PGE employees, including all of the named executive officers, participate in the pension plan. The plan is a funded, tax-qualified, noncontributory defined benefit pension plan. Benefits for both executive and non-executive employees are based upon the employee’s years of service and the employee’s Final Average Earnings (defined as the highest 60 consecutive monthly earnings during the last 120 months of employment). See the section below entitled “Executive Compensation — Pension Benefits” for additional details regarding benefits available under the pension plan.

Supplemental Executive Retirement Plan.  The SERP is a non-qualified non-contributory retirement benefit plan for executive officers. The SERP was originally adopted in 1983, at a time when plans of this nature were standard elements of competitive executive pay packages. Our reasons for adopting the SERP were to provide key executives with competitive retirement benefits, protect against reductions in retirement benefits due to tax law limitations on qualified plans and to facilitate early retirement. By action of the Board of Directors, however, the SERP was closed to new participants in 1997 and currently only Ms. Fowler participates in the plan. Additional information regarding the terms of the SERP and the compensation payable under the SERP appears below in the section entitled “Executive Compensation — Termination and Change in Control Benefits.”

Management Deferred Compensation Plans.  We regard deferred compensation plans as important elements of competitive pay packages for executives and other key employees. Under the 2005 MDCP, executives and certain other management employees may elect to defer to later years the payment of up to 80% of their base salary, 100% of their cash incentive compensation and the value of up to 120 hours of cancelled paid time off. Participants also receive a match from the company of 3% of base pay deferred. See the section below entitled “Executive Compensation — Nonqualified Deferred Compensation” for additional information regarding the 1986 MDCP and 2005 MDCP. Above-market earnings on the named executive officers’ balances under the plans are included in amounts under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

Severance Benefits.  We sponsor severance benefit plans for both executives and regular employees. Under the plans, severance benefits are paid to eligible employees whose employment is terminated as a result of corporate, departmental, or work group reorganization or similar business circumstances. The purpose of the plans is to provide reasonable severance benefits to employees in light of the fact that employees may have difficulty finding comparable employment quickly following termination of their employment. Under both the executive and non-executive pay plans, employees are eligible to receive up to 52 weeks of base pay, depending on length of service. All of the named executive officers are eligible to receive a full 52 weeks of base pay under the executive severance plan.

Outplacement Assistance.  We maintain a broad-based plan to cover the cost of outplacement assistance for employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. See the section below entitled “Executive Compensation — Termination and Change in Control Benefits” for further details.

401(k) Plan.  All named executive officers participate in the 401(k) Plan, which is a broad-based tax-qualified retirement plan to which eligible employees may make salary-deferral contributions on a post- and/or pre-tax basis. Matching contributions for eligible non-union employees equal the lesser of 100% of employee elective contributions or 6% of base pay, subject to limitations under Section 401(a)(17) of the Internal Revenue Code (which caps annual compensation for purposes of calculating company matching contributions at $220,000). Information regarding 401(k) matching contributions paid to the named executive officers in 2006 appears in the Summary Compensation Table under “All Other Compensation.”

Active Employee Health and Welfare Benefits.  Active employee health and welfare benefits such as medical, dental, life insurance and disability coverage are available to the named executive officers and their eligible dependants through the Portland General Electric Company Health and Welfare Plan for Active Employees. Under the plan, eligible employees (generally all non-temporary non-union employees who are regularly scheduled to work at least 20 hours per week), can participate in a variety of company-sponsored programs, including medical, dental and vision coverage; life insurance; accident insurance; long-term disability insurance; a health flexible spending arrangement; an employee assistance program; and (as described above) severance programs. The cost of these programs (not including the employee assistance program and severance programs) is shared by participating employees and the company. Employees are allocated a number of “flexdollars” based on their medical coverage selections and employment status (full-time, reduced-hour or part-time), which they may apply to eligible programs, with other costs being covered through before-tax or after-tax employee contributions. Coverage levels under the various programs are comparable to benefits provided by other large companies and are made available on a company-wide basis to all eligible employees regardless of pay levels.

Post-Retirement Health and Welfare Benefits.  Health and welfare benefits are available to eligible retirees, including the named executive officers, under the Portland General Electric Company Health and Welfare Plan for Inactive Employees. Under the plan, retirees and surviving spouses of active and retired employees can participate in company-sponsored medical and dental plans. Participating employees and the company share the cost of this coverage, with the monthly company contributions ranging from $80 to $200 for an employee and his or her spouse, depending on the age and years of service of the employee and spouse. Company contributions for employee-only coverage ranges from $40 to $100 per month. The company also maintains a Health Reimbursement Arrangement, or HRA, for both union and non-union employees. Under the non-union HRA, PGE credits company contributions and earnings to eligible employees’ HRA accounts in amounts determined each year by the Board of Directors. Upon retirement, amounts in the employee’s HRA account may be used to pay for eligible medical expenses that are not covered by a medical plan or reimbursed through a Health Savings Account. In the event of the employee’s death, the employee’s surviving spouse and eligible dependents may continue drawing on the HRA account until it is depleted. For 2006, $703 was credited to each named executive officer’s account, and 4.9% in earnings was credited to their outstanding balances. Non-union employees, including the named executive officers, are also eligible to receive life insurance coverage equal to the greater of 10% of base pay or $5,000 at no cost, and are eligible to purchase additional life insurance coverage through a company-sponsored group life insurance plan.

Paid Time Off Benefits.  We provide vacation and other paid holidays to all employees, including the named executive officers. These benefits are comparable to those provided at other large public companies. In accordance with company policy, executive officers receive two weeks’ annual vacation allowance in addition to amounts normally provided to salaried employees. We believe that this policy helps further executives’ health, productivity and effectiveness. The benefit may also be surrendered in exchange for a cash payment or deferred under the 2005 MDCP. Any amounts received by the named executive officers in lieu of paid time off are included in the Summary Compensation Table under “Salary.”

Perquisites.  In accordance with policies and plans established in prior years, officers are provided a number of common perquisites, including allowances for vehicle expenses, parking, financial counseling, health-related expenses (including the cost of regular physical exams), and country club dues. The value of these items is disclosed in the Summary Compensation Table and accompanying notes. We believe that these benefits are generally consistent with the practices of other comparable utility companies and with our aim of providing competitive pay to our executives.

Tax Deductibility of 2006 Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its CEO and each of its four most highly paid executive officers other than the CEO. There is an exception from this limitation for performance-based compensation that satisfies certain criteria. Restricted stock units with time-based vesting conditions are not considered performance-based under Section 162(m). Moreover, we do not believe that the 2006 performance-based grants under the ACI Program or the 2006 Stock Incentive Plan would satisfy the criteria for the exemption. However, because we became an independent public company after the adoption of the ACI Plan and the 2006 Stock Incentive Plan, the

limitation imposed by Section 162(m) does not apply to our 2006 awards under those plans. We expect awards under the plans to be exempt from the limitation under Section 162(m) until our annual shareholders meeting in 2008. We anticipate that once we become subject to the requirements of 162(m), we will structure any performance-based awards under the ACI Plan and the 2006 Stock Incentive Plan so that they qualify for the 162(m) exemption for performance-based awards.

Executive Compensation
_ _

Summary Compensation Table

The following table shows the compensation earned during the year ended December 31, 2006 by the CEO, CFO and three most highly compensated officers other than the CEO and CFO, who are collectively referred to as the named executive officers.

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
				Incentive Plan	Compensation
		Salary	Stock Awards	Compensation	Earnings	All Other
		(1)	(2)	(3)	(4)	Compensation (5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Peggy Y. Fowler, Chief Executive Officer and President	2006	537,340	172,833	483,355	979,735	362,115	2,535,378
James J. Piro, Executive Vice President Finance, Chief Financial Officer and Treasurer	2006	301,461	45,333	213,430	71,544	37,837	669,605
Douglas R. Nichols, Vice President, General Counsel and Secretary	2006	256,144	39,100	153,261	86,348	33,392	568,245
Arleen N. Barnett, Vice President, Administration	2006	211,973	26,067	136,913	72,164	25,340	472,457
Stephen R. Hawke, Senior Vice President, Customer Service and Delivery	2006	209,072	26,067	137,429	68,872	24,410	465,850

(1)	Amounts in this column include base salary earned and, in the case of Mr. Piro and Ms. Barnett, $6,729 and $3,597, respectively, which is the value of paid time off they deferred under the 2005 MDCP. The amounts reflect salary increases that went into effect on May 1, 2006.

(2)	This column shows amounts recognized in our financial statements for fiscal year 2006 with respect to awards of performance shares and time restricted shares under the 2006 Stock Incentive Plan. Amounts recognized with respect to performance shares for Ms. Fowler, Mr. Piro, Mr. Nichols, Ms. Barnett and Mr. Hawke were $122,000, $32,000, $27,600, $18,400 and $18,400, respectively. These values assume performance at target levels. The values also assume that the executives will continue in the employment of the company throughout the performance period. See “Note 5 — Stock Based Compensation” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. Amounts recognized with respect to time restricted shares for Ms. Fowler, Mr. Piro, Mr. Nichols, Ms. Barnett and Mr. Hawke were $50,833, $13,333, $11,500, $7,667 and $7,667, respectively. These awards are discussed in greater detail below in the section entitled “2006 Grants of Plan-Based Awards.”

(3)	Amounts shown in this column constitute cash awards under the ACI Plan. The terms of these awards are discussed below in the section entitled “2006 Grants of Plan-Based Awards.”

(4)	Amounts shown in this column include the increase in the actuarial present value of the named executive officers’ accumulated benefits under the pension plan and, in the case of Ms. Fowler, the SERP, from

December 31, 2005 to December 31, 2006. The increases in value under the pension plan were $74,187, $76,248, $91,467, $64,491 and $101,220 for Ms. Fowler, Mr. Piro, Mr. Nichols, Ms. Barnett and Mr. Hawke, respectively. The increase in value for Ms. Fowler under the SERP was $905,548. Values for the pension plan assume a retirement age of 65. The value for Ms. Fowler’s SERP account assumes a retirement age of 55.4, her age on December 31, 2006. See “Note 2 — Employee Benefits” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006 for an explanation of additional assumptions made in calculating the increase in the value of benefits under the pension plan and the SERP. Amounts shown in this column also include company contributions and above-market interest (defined as above 120% of the long-term Applicable Federal Rate) on balances under the 2005 MDCP, one of our deferred compensation plans for management. The 2005 MDCP provides a 3% match for cash compensation deferred under the plan. During 2006 we contributed $875, $554 and $1,252 for Mr. Piro, Ms. Barnett and Mr. Hawke respectively under the 2005 MDCP. Above-market interest of $1,062, $266 and $795 was earned by Mr. Piro, Ms. Barnett and Mr. Hawke respectively under the 2005 MDCP. Amounts in this column also reflect decreases of $6,640, $5,119 and $34,394 for Messrs. Piro, Nichols and Hawke, respectively, and an increase of $6,853 for Ms. Barnett arising from the pension plan benefit restoration feature of the 1986 MDCP and 2005 MDCP from December 31, 2005 to December 31, 2006. This feature of the plans is explained below in the section entitled “— Pension Benefits — Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.”

(5)	The following amounts paid for common perquisites are included in this column: (a) executive vehicle pay allowances of $11,400 for Ms. Fowler and Mr. Piro and $9,000 for each of the other named executive officers; (b) parking allowances of $2,280 each for Ms. Fowler, Mr. Piro, Mr. Nichols and Ms. Barnett and $1,920 for Mr. Hawke; (c) business and golf club membership payments of $7,041 for Ms. Fowler, $4,504 for Mr. Piro and $4,025 for Mr. Nichols; (d) financial planning services reimbursements of $4,500, $2,052, $1,125, $180 and $916 for Ms. Fowler, Mr. Piro, Mr. Nichols, Ms. Barnett and Mr. Hawke, respectively; and (e) small gifts of appreciation, plus tax gross-ups on the value of the gifts, in amounts ranging from $31 to $848. Also included is the value of dividend equivalent rights earned with respect to the named executive officers’ time restricted shares (see the section below entitled “2006 Grants of Plan-Based Awards”), in the amounts of $16,496, $4,326, $3,731, $2,487 and $2,487 for Ms. Fowler, Mr. Piro, Mr. Nichols, Ms. Barnett and Mr. Hawke, respectively. Amounts in this column also include the following company contributions to the 401(k) Plan: $13,200 each for Ms. Fowler and Messrs. Piro and Nichols, and $11,362 and $10,013 for Ms. Barnett and Mr. Hawke, respectively. The amount shown for Ms. Fowler also includes $306,350 transferred to Ms. Fowler pursuant to the terms of the Portland General Electric Company Senior Officer Life Insurance Plan. The circumstances of this transfer are explained below.

Senior Officer Life Insurance Policy

Under the Portland General Electric Company Senior Officer Life Insurance Plan, which was adopted in 1988, Ms. Fowler and certain former executives of the company were issued life insurance policies, subject to a security interest in a portion of the policies held by the company. Ms. Fowler was issued two life insurance policies under the plan, one in 1989 with a defined death benefit of $500,000 and one in 1995 with a defined death benefit of $250,000. The premiums for the policies were paid by the company. These payments, plus interest, resulted in a specified cash surrender value for each of the policies. The issuance of PGE common stock on April 3, 2006 resulted in a Change of Control as defined in the plan. Under the terms of the plan, this obligated us to determine the level of cash surrender value that must remain in each policy to sustain the executive’s specified death benefit under that policy until age 94, and either to make an additional premium deposit or to recover any excess cash value to bring the cash surrender value to that level. It also obligated us to release our security interest in the policies. The $306,350 included in the Summary Compensation Table as “Other Compensation” with respect to Ms. Fowler represents aggregate premium payments we made over the term of the two life insurance policies together with policy interest earnings, which for tax purposes were deemed transferred to Ms. Fowler with the release of our security interest in the policies.

2006 Grants of Plan-Based Awards

The following table shows information regarding plan-based awards made to the named executive officers in 2006.

								All Other
								Stock
								Awards:
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Number of	Grant Date
		Non-Equity Incentive Plan			Equity Incentive Plan			Shares of	Fair Value
		Awards(1)			Awards(2)			Stock or	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Awards(4)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)

Peggy Y. Fowler	14-Mar-06	99,048	396,192	792,385
	13-Jul-06				6,110	24,439	36,659		610,000
	13-Jul-06							12,219	305,000
James J. Piro	14-Mar-06	36,446	145,786	291,572
	13-Jul-06				1,603	6,410	9,615		160,000
	13-Jul-06							3,205	80,000
Douglas R. Nichols	14-Mar-06	28,551	114,203	228,407
	13-Jul-06				1,382	5,528	8,292		138,000
	13-Jul-06							2,764	69,000
Arleen N. Barnett	14-Mar-06	23,380	93,520	187,040
	13-Jul-06				921	3,685	5,528		92,000
	13-Jul-06							1,842	46,000
Stephen R. Hawke	14-Mar-06	23,468	93,872	187,745
	13-Jul-06				921	3,685	5,528		92,000
	13-Jul-06							1,842	46,000

(1)	The amounts shown in the “Threshold” column reflect the minimum payouts under our annual cash incentive award program, which is 25% of the target amount shown in the “Target” column. The amount shown in the “Maximum” column is 200% of the target amount. Further details regarding these awards are provided below in the section entitled “Non-Equity Incentive Plan Awards.”

(2)	The amounts shown in the “Threshold” column reflect the minimum number of restricted stock units that would vest under awards of performance shares pursuant to the 2006 Stock Incentive Plan, which is 25% of the target amount shown in the “Target” column. The number of restricted stock units shown in the “Maximum” column is equal to 150% of the target amount. See the section below entitled “Equity Incentive Plan Awards” for further details.

(3)	This column shows the number of restricted stock units with time-based vesting conditions granted under the 2006 Stock Incentive Plan. See below under “Time Restricted Shares” for further details.

(4)	The grant-date fair value for the equity incentive plan awards assumes performance at target levels. The grant-date fair value of both the performance shares and the time restricted shares assumes that the executive will continue in service throughout the vesting period. See “Note 5 — Stock Based Compensation” in the Notes to the Consolidated Financials Statements in our Annual Report on Form 10-K for the year ended December 31, 2006 for further details.

Non-Equity Incentive Plan Awards

The figures in the columns under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” show the range of potential payouts for awards made in 2006 under the 2006 ACI Program pursuant to the 2006 Annual Cash Incentive Master Plan. Actual payouts were determined by the Compensation and Human Resources Committee in February of 2007, and are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

The awards for each officer were calculated by multiplying each officer’s target bonus by:

•	A “performance multiplier” ranging from 0 to 1.5, which was a function of the rating assigned to the named executive officer by the committee in light of his or her performance relative to individual scorecard goals; and

•	A “funding percentage” ranging from 50% to 133%, which was a function of net income relative to budgeted net income, as adjusted in the committee’s discretion for non-recurring events.

Target bonuses (shown in the table above) were established by multiplying base salary paid in 2006 by the applicable percentage shown below.

		Target Bonus
Name	Title	(% of Annual Base Pay Paid)

Peggy F. Fowler	CEO and President	75%
James J. Piro	Executive Vice President, Finance, CFO, Treasurer	50%
Douglas R. Nichols	Vice President, General Counsel	45%
Arleen N. Barnett	Vice President, Administration	45%
Stephen R. Hawke	Senior Vice President, Customer Service and Delivery	45%

Performance multipliers for 2006 were defined as follows:

Individual Performance Rating	Multiplier

5 (goals significantly more than met)	1.5
4 (goals more than met)	1.25
3 (goals met)	1.0
2 (goals partially met)	.5
1 (goals unmet)	0

Threshold, target and maximum funding percentages were as follows:

	Adjusted Net Income as a Percentage of
	Budgeted Net Income	Funding Percentage

Threshold	80%	50%
Target	100%	100%
Maximum	120%	133%

The figures shown in the “Threshold” column of the “2006 Grants of Plan-Based Awards” table assume that adjusted net income was 80% of budgeted net income and each named executive officer received a performance rating of “2” (goals partially met). The figures in the “Target” column assume that adjusted net income was 100% of budgeted net income and each named executive officer received a performance rating of “3” (goals met). The figures in the “Maximum” column assume that adjusted net income was 120% or more of budgeted net income and each named executive officer received a performance rating of “5” (goals significantly more than met).

Equity Incentive Plan Awards

The figures in the columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” shown in the “2006 Grants of Plan-Based Awards” table show the range of potential payouts under awards of restricted stock units with performance-based vesting conditions, which we refer to as performance shares, made pursuant to the 2006 Stock Incentive Plan.

The number of performance shares granted was determined by dividing the amounts below by the market value of shares of PGE common stock at the closing price on the grant date:

Name	Value Used to Calculate Stock Unit Grants

Peggy Y. Fowler	$610,000
James J. Piro	$160,000
Douglas R. Nichols	$138,000
Arleen N. Barnett	$92,000
Stephen R. Hawke	$92,000

The number of performance shares that will vest is a function of the extent to which we meet long-term goals for Customer Satisfaction, Electric Service Power Quality and Reliability, Generation Plant Availability and Net Income (defined below) over a three-year performance period beginning on January 1, 2006 and ending on December 31, 2008.

“Customer Satisfaction” represents the average of customer satisfaction for residential, general business, and key customers scores comparable with the weighted average of the following: (1) the four-quarter ranking average of the Market Strategies study for Residential Customers; (2) the semiannual ranking average of the Market Strategies study for Business Customers; and (3) the annual ranking results from the 2006 TQS Research, Inc. National Key Accounts Benchmark study for key business customers. These ranking numbers are weighted by the annual revenue from each customer group that produces the annual ranking, and then averaged over the three years to get the three-year result.

“Electric Service Power Quality and Reliability” uses three standard industry measures: SAIDI (system average interruption duration index), SAIFI (system average sustained interruption frequency index) and MAIFI (momentary average interruption frequency index of events for the system). These three measures are calculated as three-year averages and then combined into a single number that is related to a threshold of 1.00, a target of 2.00 and a maximum of 3.00.

“Generation Plant Availability” equals the total number of hours in the year, less scheduled outage hours, less forced outage hours, divided by the total number of hours in the year. The actual availability of each plant is measured for the year and weighted based on megawatt output to arrive at a total percentage for the year. A three-year average excluding extraordinary outages (as determined by the Compensation and Human Resources Committee) is used to compare to threshold, target and maximum goals.

“Net Income” represents a percentage of budgeted net income, which was $84.8 million for 2006. A 100% annual average for the three year performance period is the target; 80% is the threshold and 110% is the maximum. Net Income must be at least 70% of budgeted net income in order for any of the performance shares to vest.

At the end of the three-year performance period, the committee will meet to determine results with respect to each of these four measures. In accordance with the 2006 Stock Incentive Plan, however, in determining results relative to these measures the committee will disregard or offset the effect of extraordinary, unusual or non-recurring items.

Once results for each measure are determined, the results are weighted to arrive at a final ratio. This ratio is applied to the total number of performance shares granted to determine how many stock units will vest. Customer Satisfaction and Electric Service Power Quality and Reliability are each weighted 20%, and Generation Plant Availability and Net Income are each weighted 30%.

The following table summarizes the performance measures and weightings applicable to the vesting of the performance shares:

		Performance
		Award as % of Target
		Threshold	Target	Maximum
Performance Goal	Weight	25%	100%	150%	Description

Customer Satisfaction	20.0%	25.0%	50.0%	75.0%	Average of customer satisfaction for residential, general business, and key customers scores comparable with the weighted average of the following:
• 4 quarter ranking average of the MSI study for Residential Customers
• 2 semiannual ranking average of the MSI study for Business Customers
• Annual ranking results from the TQS study for Key Business Customers
					These ranking numbers are weighted by the annual revenue from each customer group that produces the annual ranking, and then averaged over the three years to get the three-year result.

					Measure	Threshold	Target	Maximum
Electric Service Power
Quality & Reliability	20.0%	1.00	2.00	3.00	SAIDI	90	85	80
					SAIFI	1.20	1.10	1.00
					MAIFI	5	4	3
Generation Plant
Availability	30.0%	74.3%	83.6%	92.9%	3 year average excluding extraordinary outages
Net Income	30.0%	80.0%	100.0%	110.0%	Against budget set annually

In addition to any performance shares that vest at the end of the performance period, each named executive officer will receive a number of dividend equivalent rights equal to the number of vested performance shares. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested performance shares, which dividends have a record date between the date of the grant and the end of the performance period. Dividend equivalent rights will be settled exclusively in shares of common stock upon the settlement of the related vested performance shares. The number of shares payable with respect to the dividend equivalent rights will be calculated using the fair market value (as defined in the 2006 Stock Incentive Plan) of common stock as of the date the committee determines the number of vested performance shares.

Vesting of the performance shares and their related dividend equivalent rights is conditioned on the executive’s continued employment. However, in the event of the executive’s retirement, death or disability prior to normal vesting under the terms of the grant, a portion of the awards will vest at the end of the performance period, as more fully described in the section below entitled “— Termination and Change in Control Benefits.”

Time Restricted Shares

The figures in the “All Other Stock Awards” column of the “2006 Grants of Plan-Based Awards” table represent the number of restricted stock units with time-based vesting conditions, which we refer to as time restricted shares, granted to each of the named executive officers in 2006. These time restricted shares vest in equal installments on July 13th of each year over a three-year vesting period. The named executive officers also received one dividend equivalent right with respect to each time restricted share, representing the right to receive an amount equal to any dividends paid on one share of common stock, which dividends have a record date between the date of the grant and the date of vesting of the related restricted stock unit. Dividend equivalent rights will be settled in a number of shares of PGE common stock determined by using the fair market value of the common stock on the dividend payment date.

Vesting of the time restricted shares and their related dividend equivalent rights is generally conditioned on the executive’s continued employment. However, in the event of the executive’s death or disability prior to normal vesting under the terms of the grant, a portion of the awards will automatically vest, as more fully described below under “Termination and Change in Control Benefits.”

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table shows, for each named executive officer, the unvested performance shares and time restricted shares that were outstanding at the end of 2006. See the section above entitled “2006 Grants of Plan-Based Awards” for more information regarding these awards. The market value reflects the closing price ($27.25) of PGE common stock on December 29, 2006, the last trading day of 2006. Fiscal year 2006 was the first year that stock awards were available for grant under the 2006 Stock Incentive Plan. No stock awards granted to the named executive officers vested in 2006.

	Stock Awards
	Number of		Equity Incentive Plan	Equity Incentive Plan
	Shares or Units	Market Value of	Awards: Number of	Awards: Market Value of
	of Stock	Shares or Units	Unearned Units	Unearned Units
	That Have	That Have	That Have	That Have
	Not Vested(1)	Not Vested(2)	Not Vested(3)	Not Vested(4)
Name	(#)	($)	(#)	($)

Peggy Y. Fowler	12,219	332,968	24,439	665,963
James J. Piro	3,205	87,336	6,410	174,673
Douglas R. Nichols	2,764	75,319	5,528	150,638
Arleen N. Barnett	1,842	50,195	3,685	100,416
Stephen R. Hawke	1,842	50,195	3,685	100,416

(1)	Amounts in this column include the number of time restricted shares granted to the named executive officers in 2006, none of which had vested as of December 31, 2006. One-third of the amounts shown will vest in July of 2007, 2008 and 2009.

(2)	Amounts in this column reflect the value of time restricted shares granted in 2006, assuming a value of $27.25 per unit.

(3)	Amounts in this column include the number of performance shares granted to the named executive officers in 2006, none of which had vested as of December 31, 2006. Vesting is dependent upon attainment of certain performance goals as described above in the section entitled “2006 Grants of Plan-Based Awards — Equity Incentive Plan Awards.”

(4)	Amounts in this column reflect the value of performance shares granted in 2006, assuming a value of $27.25 per unit and performance at target levels.

Pension Benefits

The following table shows, for each of the named executive officers, the actuarial present value of the officer’s accumulated benefit under the pension plan, the SERP and the company’s deferred compensation plans for management as of December 31, 2006.

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)

Peggy Y. Fowler	SERP	32.77	5,897,831
	Pension Plan	32.77	679,945
James J. Piro	Pension Plan	26.61	496,802
	1986 MDCP and 2005 MDCP	26.61	30,287
Douglas R. Nichols	Pension Plan	15.64	488,798
	1986 MDCP and 2005 MDCP	15.64	31,717
Arleen N. Barnett	Pension Plan	28.33	510,410
	1986 MDCP and 2005 MDCP	28.33	54,728
Stephen R. Hawke	Pension Plan	33.33	506,190
	1986 MDCP and 2005 MDCP	33.33	152,090

Supplemental Executive Retirement Plan

The SERP provides for a retirement benefit up to 60% of Final Average Earnings, which is calculated as the highest earnings (based on base salary before any deferrals, plus annual cash incentive awards) for three consecutive years of earnings out of the last ten years. The annual benefit payable under the SERP equals 3% of Final Average Earnings for each of the first 15 years of service, plus 1.5% of Final Average Earnings for each of the next 10 years of service, less benefits received under the pension plan and other retirement or disability income received from the company. The SERP provides an unreduced benefit when the participant reaches age 65 or when the sum of the participant’s age and credited service totals 85 years. The SERP also provides a supplemental benefit if the executive retires before achieving eligibility for Social Security benefit. The supplemental benefit is equal to the Social Security benefit that would be payable upon becoming eligible for Social Security and it continues until the earlier of the participant’s eligibility for Social Security or death. See the section below entitled “Termination and Change in Control Benefits” for additional information regarding the terms of the SERP.

Only senior officers who were designated as participants prior to June 25, 1997 are eligible to participate in the SERP. Ms. Fowler is the only active employee participant. During 2006, Ms. Fowler attained 30 years of service at age 55 and is currently eligible for the full benefit. The benefit calculation shown in the table assumes her retirement at age 55.4 on December 31, 2006, a discount rate of 5.75% and mortality assumptions based on the RP-2000 Combined Healthy Mortality Table projected to 2010 using Scale AA.

Pension Plan

Participants in the pension plan earn benefits under the plan during each year of employment. Employees are vested in plan benefits after 5 years of service. After vesting, retirement may commence as early as age 55. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, subject to reduction factors for each year prior to the normal retirement date. The basic retirement amount is 1.2% of Final Average Earnings for the first 30 years of service plus 0.5% of Final Average Earnings in excess of Social Security covered compensation, and .5% of Final Average Earnings for years of service in excess of the first 30 years. “Final Average Earnings” is defined as the highest consecutive 60 months of earnings (comprised of base pay paid, excluding reductions under a deferred compensation plan) during the last 120 months of employment. The normal form of payment if the participant does not have a spouse is a straight life annuity, which is an insurance product that makes periodic payments to the participant until his or her death, at which point the payments stop completely. The normal form of payment if the participant has a spouse is a contingent annuity, which is an insurance product that makes full payments for the life of the participant and thereafter payments equal to 50% of the full payments to the spouse until the death of the spouse.

Pension plan calculations are based on several assumptions which are reviewed annually with PGE’s consulting actuaries and updated as appropriate. The benefit calculation shown in the table above assumes retirement at age 65, a discount rate of 5.75% and mortality assumptions based on the RP-2000 Combined Healthy Mortality Table projected to 2010 using Scale AA.

Restoration of Pension Plan Benefits under Management Deferred Compensation Plans

The 1986 MDCP and 2005 MDCP provide a defined benefit to compensate for pension plan benefits that are lower due to a participant’s salary deferrals. Such deferrals reduce the participant’s “Final Average Earnings,” on which pension plan benefits are based. The present value of the amount by which pension plan benefits are reduced due to salary deferrals is calculated as a lump sum at the participant’s termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the Pension Benefits table above. As annual deferrals increase or decrease, the change in the present value may be positive or negative. Changes in the present value of this benefit from December 31, 2005 to December 31, 2006 are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

2006 Nonqualified Deferred Compensation

PGE offers an opportunity to its highly compensated employees to defer compensation under the Portland General Electric Company 2005 Management Deferred Compensation Plan, which we refer to as the 2005 MDCP. Prior to January 1, 2005 (the effective date of the 2005 MDCP), highly compensated employees were able to defer compensation under a predecessor plan, which we refer to as the 1986 Plan. The following table shows information regarding the contributions and balances of the named executive officers under those plans and the accompanying narrative describes material provisions of the plans.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings	Withdrawals/	Balance at
		Last FY(1)	Last FY(2)	in Last FY(3)	Distributions	Last FYE(4)
Name	Plan	($)	($)	($)	($)	($)

Peggy Y. Fowler	1986 MDCP	—	—	227,860	—	2,747,797
James J. Piro	2005 MDCP	64,752	875	7,027	—	139,395
	1986 MDCP	—	—	116,423	—	1,403,957
Douglas R. Nichols	1986 MDCP	—	—	36,459	—	439,669
Arleen N. Barnett	2005 MDCP	22,052	554	1,758	—	40,280
	1986 MDCP	—	—	43,320	—	522,406
Stephen R. Hawke	2005 MDCP	49,666	1,252	5,267	—	109,112
	1986 MDCP	—	—	94,716	—	1,142,188

(1)	Amounts in this column are reflected in the “Salary” column of the Summary Compensation Table. They include salary, bonus and PTO deferrals.

(2)	Amounts in this column include a matching contribution by the company of 3% of the participant’s annual base salary deferred under this plan. These amounts are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(3)	Amounts in this column are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” to the extent that the earnings are above-market.

(4)	Amounts in this column are reflected in the Summary Compensation Table under “Change in Pension Value and Non-qualified Deferred Compensation Earnings” only to the extent described in footnotes (1) to (3) above.

Employees who earn $125,000 or more per calendar year (adjusted for inflation) in combined base salary and annual bonus and meet certain other requirements are eligible to participate in the 2005 MDCP. The plan provides elective deferred compensation in excess of the limits on elective deferrals under qualified cash or deferred arrangements such as our 401(k) plan. Participants may defer up to 80% of their base salary and 100% of their cash incentive compensation or cancelled paid time off each calendar year. The company provides a 3% matching contribution for base salary deferred. The 2005 MDCP and 1986 MDCP also provide for payments to compensate participants for lower pension plan payments they may receive as a result of deferring the payment of income under the plans. See the section above entitled “— Pension Benefits — Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.”

Amounts deferred under the 2005 MDCP accrue interest that is .5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. The 1986 Plan provides interest that is 3.0% higher than the same Moody’s index.

Under both plans, benefits attributable to each year are paid in one of the following forms, as elected by the participant in a payment election form filed each year: (1) a lump-sum payment at retirement; (2) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (3) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.

Termination and Change in Control Benefits

The table below sets forth the estimated value of payments and other benefits to which the named executive officers would be entitled if a change in control of the company occurred or their employment were terminated in specified circumstances. The amounts shown are estimates. The actual values can only be determined at the time of the event that triggers the right to compensation.

The narrative that follows provides more details regarding the triggers for the benefits and other terms of the plans under which the benefits would be provided. The table and the accompanying narrative do not address benefits pursuant to plans that do not discriminate in scope, terms or operation in favor of executive officers, and that are available generally to all salaried employees of the company. Examples of such plans are our pension plan, our 401(k) Plan and our health and welfare plans for retirees.

Value of Benefits in Event of Termination of Employment or Change in Control
On December 31, 2006
($)
			Involuntary			Termination
	Voluntary	Early	Not for Cause	Change in		due to
	Termination	Retirement	Termination	Control	Death	Disability
	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)
Peggy Y. Fowler
SERP(1)	414,597 (annually)	414,597 (annually)	414,597 (annually)		190,646 (annually to spouse)	414,597 (annually)
1986 MDCP and 2005 MDCP(2)	323,663 (annually)	323,663 (annually)	323,663 (annually)	109,912 (lump sum)	323,663 (annually)	323,663 (annually)
Severance Pay Plan(3)			610,008 (lump sum)
2006 Stock Incentive Plan(4)
Performance Shares(5)		221,766 (one-time vesting)			221,766 (one-time vesting)	221,766 (one-time vesting)
Time Restricted Shares(6)					51,998 (one-time vesting)	51,998 (one-time vesting)
ACI Plan(7)		483,355 (lump sum)			483,355 (lump sum)	483,355 (lump sum)
Outplacement Assistance Plan(8)			8,000 (value of one-time services)

Value of Benefits in Event of Termination of Employment or Change in Control
On December 31, 2006
($)
			Involuntary			Termination
	Voluntary	Early	Not for Cause	Change in		due to
	Termination	Retirement	Termination	Control	Death	Disability
	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)
James J. Piro
1986 MDCP and 2005 MDCP(2)	291,650 (annually)	291,650 (annually)	291,650 (annually)	56,158 (lump sum)	291,650 (annually)	291,650 (annually)
Severance Pay Plan(3)			320,016 (lump sum)
2006 Stock Incentive Plan(4)
Performance Shares(5)		58,166 (one-time vesting)			58,166 (one-time vesting)	58,166 (one-time vesting)
Time Restricted Shares(6)					13,639 (one-time vesting)	13,639 (one-time vesting)
ACI Plan(7)		213,430 (lump sum)			213,430 (lump sum)	213,430 (lump sum)
Outplacement Assistance Plan(8)			8,000 (value of one-time services)
Douglas R. Nichols
1986 MDCP and 2005 MDCP(2)	112,105 (annually)	112,105 (annually)	112,105 (annually)	17,587 (lump sum)	112,105 (annually)	112,105 (annually)
Severance Pay Plan(3)			275,016 (lump sum)
2006 Stock Incentive Plan(4)
Performance Shares(5)		50,162 (one-time vesting)			50,162 (one-time vesting)	50,162 (one-time vesting)
Time Restricted Shares(6)					11,762 (one-time vesting)	11,762 (one-time vesting)
ACI Plan(7)		153,261 (lump sum)			153,261 (lump sum)	153,261 (lump sum)
Outplacement Assistance Plan(8)			8,000 (value of one-time services)
Arleen N. Barnett
1986 MDCP and 2005 MDCP(2)	205,959 (annually)	205,959 (annually)	205,959 (annually)	20,896 (lump sum)	205,959 (annually)	205,959 (annually)
Severance Pay Plan(3)			212,808 (lump sum)
2006 Stock Incentive Plan(4)
Performance Shares(5)		33,439			33,439 (lump sum)	33,439 (lump sum)
Time Restricted Shares(6)					7,839 (one-time vesting)	7,839 (one-time vesting)
ACI Plan(7)		136,913 (lump sum)			136,913 (lump sum)	136,913 (lump sum)
Outplacement Assistance Plan(8)			8,000 (value of on-time services)

Value of Benefits in Event of Termination of Employment or Change in Control
On December 31, 2006
($)
			Involuntary			Termination
	Voluntary	Early	Not for Cause	Change in		due to
	Termination	Retirement	Termination	Control	Death	Disability
	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)	(on 12/31/06)
Stephen R. Hawke
1986 MDCP and 2005 MDCP(2)	174,823 (annually)	174,823 (annually)	174,823 (annually)	45,688 (lump sum)	174,823 (annually)	174,823 (annually)
Severance Pay Plan(3)			212,808 (lump sum)
2006 Stock Incentive Plan(4)
Performance Shares(5)		33,439			33,493 (one-time vesting)	33,493 (one-time vesting)
Time Restricted Shares(6)					7,839 (one-time vesting)	7,839 (one-time vesting)
ACI Plan(7)		137,429 (lump sum)			137,429 (lump sum)	137,429 (lump sum)
Outplacement Assistance Plan(8)			8,000 (value of one-time services)

(1)	The amounts in the “Voluntary Termination,” “Early Retirement,” “Involuntary Not for Cause Termination” and “Termination due to Disability” columns assume payment commencement at December 31, 2006 and include a Social Security supplement of $19,260 per year until Ms. Fowler reaches age 62. The amount in the “Death” column is 50% of Ms. Fowler’s annual amount less the Social Security supplement.

(2)	In the event of a Change of Control, as defined in the 1986 MDCP, participants are eligible to take an accelerated distribution of their account balances at a reduced forfeiture rate. See the section below entitled “Management Deferred Compensation Plans” for additional information. The amount shown in the “Change in Control” column reflects the reduced forfeiture of balances, assuming a change in control occurred on December 31, 2006 and the officer elected to take an early distribution of 100% of his or her account balance as of that date. For “Voluntary Termination,” “Early Retirement,” “Involuntary Not for Cause Termination,” “Death” and “Termination due to Disability” under the 1986 MDCP and 2005 MDCP, amounts shown for Mr. Piro, Ms. Barnett and Mr. Hawke reflect the first year’s payment upon termination only. Mr. Piro’s payments would be $54,426 for the first month, which includes a lump-sum pension benefit restoration payment, and then would reduce to $21,566 per month until year 4, when they would further reduce to $17,333 per month and continue for seven years. Ms. Barnett’s payments would be $155,901 for one month, which includes a lump-sum pension benefit restoration payment, and then reduce to $4,551 per month for the remaining 14.9 years. Mr. Hawke’s monthly payments, which include pension benefit restoration payments, would be $14,569 for the first ten years, and would then reduce to $12,141 and continue for five years. Mr. Nichols’ monthly payments, all of which include pension benefit restoration payments, would be $9,342 for five years and would then reduce to $8,970 for five years. Ms. Fowler’s payments would continue at the annual rate listed for 15 years and would not include a pension benefit restoration payment.

(3)	The amounts shown in this column assume 12 months of pay at 2006 salary levels.

(4)	See also the discussion below in the section entitled “2006 Stock Incentive Plan” for a description of the Compensation and Human Resources Committee’s discretionary authority in the event of a change of control under the plan.

(5)	Amounts in this row constitute the value of performance shares that would vest assuming performance at target levels. See the section above entitled “— 2006 Grants of Plan-Based Awards” for a discussion of the performance targets. The value shown reflects the price of PGE common stock as of December 29, 2006 ($27.25), which was the last trading day of 2006.

(6)	Amounts in this row constitute the value of time restricted shares that vest on an accelerated schedule. The value shown reflects the price of PGE common stock as of December 29, 2006 ($27.25), which was the last trading day of 2006.

(7)	Under the ACI Plan, participants are entitled to a pro rata share of their awards based on the number of months and days that the participant was employed during the plan year. Amounts in this row are the same as actual 2006 bonuses, because the plan year ended on December 31. Had the termination events occurred earlier in the year, the executives would have been entitled to only a portion of their awards.

(8)	Reflects the value of outplacement assistance consulting services provided, assuming that the executive is granted 6 months of outplacement assistance, at a value of $5,000 for the first 3 months and $3,000 for an additional 3 months.

Supplemental Executive Retirement Plan

A participant in the SERP is eligible to receive benefits under the plan when he or she retires or is separated from service for reasons other than retirement. Benefits are also payable to the participant’s surviving spouse or dependent in the event the participant dies before retirement.

Basic Retirement Benefit.  The “Basic Retirement Benefit” payable under the SERP is:

•	An “Annual Supplemental Benefit” equal to 3% of the participant’s Final Average Earnings for each of the first 15 years of service, plus 1.5% of Final Average Earnings for each of the next 10 years of credited service; less

•	The amount of benefit that would be paid from the pension plan, assuming the compensation used to calculate the pension plan benefit includes amounts deferred under deferred compensation plans; less

•	Any other retirement income received from the company, including income continuance, severance payments, other defined benefit retirement payments or payments under a long-term disability plan.

“Final Average Earnings” is defined in the plan as the highest average of any three consecutive years’ earnings (consisting of total annual base salary and annual cash incentive awards) during the final ten (10) years of employment, before any reductions pursuant to voluntary deferrals by the employee under company-sponsored plans.

Under this formula, a participant is able to receive up to 60% of Final Average Earnings under the SERP and pension plan combined.

Participants are eligible for the Basic Retirement Benefit if they retire after reaching age 65.

Early Retirement Benefit.  Participants are eligible for early retirement benefits under the SERP if they retire after reaching age 55 (but before normal retirement age) and have completed at least five years of service. Participants are entitled to the Basic Retirement Benefit, reduced by seven-twelfths of one percent for each month by which the date of benefit commencement precedes the earlier of (1) the month following the date the participant turns 62 or (2) the earliest date when the sum of the participant’s age and credited service totals 85. Since Ms. Fowler has reached age 55 and has more than 30 years of service with the company, she is eligible for an unreduced benefit under this formula. In addition, if the participant is not yet eligible for Social Security, he or she receives an amount equal to the Social Security benefit that would be payable upon becoming eligible for Social Security. This Social Security supplement continues only until earlier of the participant’s eligibility for Social Security or death.

Disability Retirement.  Participants who retire after completing at least two years of service and suffering from a disability for at least six months, are eligible to receive the Basic Retirement Benefit. “Disability” for this purpose means “the inability of a participant to perform with reasonable continuity the material duties of any gainful occupation for which the participant is reasonably fitted by education, training and experience.” Disability benefits terminate if the participant recovers from the disability, dies or retires under the pension plan.

Not For Cause Termination Benefit.  The annual benefit payable at a date of separation from service for reasons other than retirement or disability equals the Annual Supplemental Benefit described above, reduced by seven-twelfths of one percent for each month by which the date of benefit commencement precedes the earlier of

(1) the month following the date the participant turns 62 or (2) the earliest date when the sum of the participant’s age and credited service totals 85. The participant forfeits any benefits under the SERP if the participant is discharged for cause, as determined by the Compensation and Human Resources Committee; performs services for an organization where there is a conflict of interest which is adverse to the company’s interest, as determined by the committee; or voluntarily terminates employment without providing for transition, in disregard of the company’s best interests, as determined by the Compensation and Human Resources Committee. “Cause” for this purpose means: (1) final conviction for (or, without limitation, confession, plea bargain, plea of nolo contendere to or similar disposition in a court of law regarding) a felony connected with or related to or which affects the performance of a participant’s obligations as an employee; (2) perpetration of fraud against or affecting the company; or (3) misfeasance or malfeasance in connection with a participant’s employment with the company.

Pre-Retirement Survivor Benefit.  If a participant dies before retirement, the participant’s surviving spouse or dependent is eligible to receive 50% of the Annual Supplemental Benefit, as described above, based on Final Average Earnings at time of death, but assuming credited service continued to accrue until normal retirement date (age 65).

SERP benefits are paid as a straight life annuity for the life of the participant and an annuity of 50% of that amount continuing to the participant’s spouse for the life of the surviving spouse.

Executive Severance Plan

Under the Severance Pay Plan for Executive Employees, executives are eligible for severance pay if they are involuntarily terminated as a result of corporate, departmental, or work group reorganization or similar business circumstances. Severance benefits are determined based on years of service and are paid in a lump sum no later than 60 days after termination of employment. The following table shows the amount of the severance benefits:

Years of Service	Severance Benefit

Up to 2 years of service	13 weeks of base pay
2 years of service, but less than 3 years	26 weeks of base pay
3 years of service, but less than 4 years	39 weeks of base pay
4 or more years of service	52 weeks of base pay

Severance benefits are reduced by the amount of any benefits received under the provisions of the Federal Worker Adjustment and Retraining Notification Act.

Management Deferred Compensation Plans

Payments Upon Termination of Employment.  Upon a termination of their employment for any reason, the named executive officers will be eligible to receive compensation they deferred under the 1986 MDCP and 2005 MDCP, plus amounts received through the company match, interest earnings and a restoration of pension plan benefits they forgo as a result of deferring income under the plans. See the discussion under “Non-Qualified Deferred Compensation Table” above for details regarding these plans.

Effect of Change in Control.  The 1986 MDCP allows participants to elect an accelerated distribution of all or a portion of their accounts, although this results in a forfeiture of a portion of the distributed amounts. In the event of a change of control, only 6% of the distribution is forfeited, rather than the 10% forfeiture normally provided for under the plan.

Annual Cash Incentive Plan

Under the terms of the company’s 2006 Annual Cash Incentive Master Plan, if a participant’s employment terminates due to the participant’s death, disability, or retirement, we will pay an award to the participant or the participant’s estate when awards are payable generally to other participants under the plan. The amount of the award will be prorated as necessary to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the pension plan.

2006 Stock Incentive Plan

Compensation and Human Resources Committee Discretion in Event of Change in Control.  Under the terms of the 2006 Stock Incentive Plan, in the event of a change in control of the company or a significant change in the business condition or strategy of the company, the Compensation and Human Resources Committee may decide to accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make other adjustments to awards as the committee considers equitable to the participant and also in the best interest of the company and its shareholders.

Vesting of Restricted Stock Units.  The restricted stock unit award agreements with the named executive officers provide for vesting of both the performance shares and time restricted shares in the event the officers’ employment is terminated for certain reasons. In the case of the time restricted shares, a pro rata portion of an officer’s restricted stock units and associated dividend equivalent rights automatically vest if the officer’s employment is terminated because of death or disability. The number of units that vest is a function of the amount of time the officer was employed over the three-year vesting period. Performance shares and associated dividend equivalent rights also vest in the event an officer’s employment is terminated due to death, disability or retirement. The number of units that vest is determined at the end of the performance period by multiplying the performance percentage by the number of performance shares originally granted by the percentage of the performance period that the officer was actively employed. The remaining performance shares are forfeited.

Outplacement Assistance Plan

The company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. Eligible management employees, including officers, are offered the services of an outside outplacement consultant for 3 to 6 months, with the exact length of the benefit determined by the Compensation and Human Resources Committee.

Additional Information
_ _

Shareholder Proposals for the 2008 Annual Meeting of Shareholders

We plan to hold our 2008 annual meeting of shareholders on May 7, 2008. If you wish to submit a proposal to be considered for inclusion in our proxy materials for the 2008 annual meeting of shareholders, the proposal must be in proper form as required by Rule 14a-8 of the Exchange Act, and our Corporate Secretary must receive the proposal by December 4, 2007.

After December 4, 2007, a shareholder may submit a proposal to be presented at the annual meeting, but it will not be included in our proxy statement or form of proxy relating to the 2008 annual meeting. In addition, if notice of a proposal is not received by our Corporate Secretary by February 17, 2008, then the proposal will be deemed “untimely” for purposes of Rule 14a-4(c)(1) promulgated under the Exchange Act and the individuals named in the proxies solicited on behalf of the Board of Directors for use at the 2008 annual meeting will have the right to exercise discretionary voting authority as to the proposal.

Shareholder proposals should be addressed to Portland General Electric Company, Attention: Corporate Secretary at 121 SW Salmon Street, 1WTC1701, Portland, Oregon 97204. We recommend that shareholders submitting proposals use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including the conditions established by the SEC.

Communications with the Board of Directors

Shareholders and other interested parties may communicate directly with members of the Board of Directors, including the lead independent director (who is the Chairman of the Board except in the event that the Chairman is not an independent director), board committees, or the non-management directors as a group. Communications may include the reporting of any concerns related to governance, corporate conduct, business ethics, financial practices, legal issues, accounting or auditing issues or other matters. Communications should be in writing and addressed to the Board of Directors, or any individual director or group or committee of directors by either name or title, and should be sent in care of:

Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1701
Portland, Oregon 97204

All communications received as described above will be reviewed by our Compliance Officer or his or her staff to determine whether the contents represent a message to our directors. Materials that are unrelated to the duties and responsibilities of the board, such as solicitations, resumes and other forms of job inquiries, surveys, individual customer complaints, or that are unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, but will be made available upon request to the board, a board committee or individual directors as appropriate.

Appendix A

CATEGORICAL STANDARDS
FOR
DETERMINATION OF DIRECTOR INDEPENDENCE

Purpose

The Board of Directors has adopted the following categorical standards to assist it in evaluating the independence of each member of the Board. The standards describe various types of relationships that could potentially exist between a Director and Portland General Electric Company (“Company” or “PGE”) and sets thresholds at which such relationships could be material. The standards are intended to comply with the listing standards of the New York Stock Exchange (the “NYSE Standards”). In applying the standards, “Company” or “PGE” refers to PGE and its direct and indirect subsidiaries.

Categorical Standards

(a) Relationships to Company.  A director is not independent if during the three fiscal years preceding the determination:

(i) the director is employed by the Company;

(ii) an immediate family member of the director is an executive officer of the Company;

(iii) the director receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees (including fees in the form of shares, options to purchase Company shares or similar compensation) and pension or other forms of deferred compensation for prior service that is not contingent on any continued service; or

(iv) an immediate family member of the director receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees (including fees in the form of shares, options to purchase Company shares or similar compensation) and pension or other forms of deferred compensation for prior service that is not contingent on any continued service.

(b) Relationships to Auditor.  A director is not independent if:

(i) the director is a partner or employee of, or is otherwise affiliated with, the Company’s independent auditor;

(ii) an immediate family member of the director is a partner of, or is employed or otherwise affiliated in a professional capacity with, the Company’s independent auditor; or

(iii) during the three fiscal years preceding the determination, the director or an immediate family member of the director was (but no longer is) a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time.

(c) Interlocking Relationships.  A director is not independent if, during the three fiscal years preceding the determination, an executive officer of PGE is on the compensation committee of the board of directors of a company which employs the director or an immediate family member of the director as an executive officer.

(d) Relationships to Customers.  A director is not independent if during the three fiscal years preceding the determination:

(i) the director is an executive officer or employee of a company that does business with PGE and the sales by that company to PGE or the purchases by that company from PGE (excluding sales of electricity under PGE’s filed tariffs), in any single fiscal year during the determination period, are more than the greater of two percent of the annual consolidated gross revenues of that company or $1 million; or

(ii) an immediate family member of the director is an executive officer of a company that does business with PGE and the sales by that company to PGE or the purchases by that company from PGE (excluding sales

A-1

of electricity under PGE’s filed tariffs), in any single fiscal year during the determination period, are more than the greater of two percent of the annual consolidated gross revenues of that company or $1 million.

(e) Indebtedness.  A director is not independent if at the time of the determination:

(i) the director is an executive officer or employee of another company which is indebted to PGE or to which PGE is indebted, and the total amount of either company’s indebtedness to the other at the end of the last fiscal year is more than one percent of the other company’s total consolidated assets; or

(ii) an immediate family member of the director is an executive officer of another company which is indebted to PGE or to which PGE is indebted, and the total amount of either company’s indebtedness to the other at the end of the last fiscal year is more than one percent of the other company’s total consolidated assets.

(f) Relationships to Charities.  A director is not independent if at the time of the determination the director serves as an executive officer or director of a charitable organization and the Company’s discretionary charitable contributions to the organization exceed the greater of $1 million or two percent of that organization’s total annual charitable receipts during its last completed fiscal year. Neither the Company’s automatic matching of employee charitable contributions nor contributions from the PGE Foundation will be included in the amount of the Company’s contributions for this purpose.

Audit Committee

A director that is a member of the audit committee will not be independent if (a) the director has received any payment for accounting, consulting, legal, investment banking or financial advisory services to the Company; or (b) the director is an executive officer or management director of an affiliate.

Definitions

An “affiliate” is a person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

An “executive officer” means the chief executive officer, president, chief financial officer, principal accounting officer, any vice-president in charge of a principal business unit, division or function or any other person who performs similar policy making functions for an organization.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers-and fathers-in-law, sons and daughters-in-law, brothers-and sisters-in-law and anyone other than domestic employees that shares a person’s home.

Adopted March 14, 2006

A-2

Appendix B

Portland General Electric Company
2007 Employee Stock Purchase Plan

1.  Purpose of the Plan.  The purpose of the Portland General Electric Company 2007 Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which employees of Portland General Electric Company (the “Company”) and Participating Subsidiaries (as defined in paragraph 4) may purchase shares of the Company’s Common Stock (“Common Stock”) through payroll deductions and a method by which the Company may assist and encourage such employees to become owners of Common Stock. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted consistently therewith.

2.  Shares Reserved for the Plan.  There are 625,000 shares of authorized Common Stock reserved for purposes of the Plan. The number of shares reserved for the Plan and other share amounts set forth in the Plan shall be adjusted appropriately by the Board of Directors of the Company (the “Board of Directors”) in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock.

3.  Administration of the Plan.  The Plan shall be administered by or under the direction of the Compensation and Human Resources Committee of the Board of Directors (the “Committee”), which may delegate some or all of its duties and authority to one or more Company employees. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Committee may consult with counsel for the Company on any matter arising under the Plan and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems advisable in carrying out its duties under the Plan. All determinations and decisions of the Committee shall be conclusive.

4.  Eligible Employees.  All Eligible Employees (as defined below) of the Company and all Eligible Employees of each of the Company’s subsidiary entities which is designated by the Committee as a participant in the Plan (such participating subsidiary being hereinafter called a “Participating Subsidiary”) are eligible to participate in the Plan. An “Eligible Employee” is an employee of the Company or a Participating Subsidiary excluding, however, (a) any employee whose customary employment is less than 20 hours per week, and (b) any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.

5.  Offerings.  The Plan shall be implemented by a series of six-month offerings (“Offerings”), with a new Offering commencing on January 1 and July 1 of each year beginning with July 1, 2007. Each Offering commencing on January 1 of any year shall end on June 30 of that year, and each Offering commencing on July 1 of any year shall end on December 31 of that year. The first trading day of each Offering is the “Offering Date” and the last trading day of each Offering is the “Purchase Date” for the Offering. Commencing on each Offering Date, each Eligible Employee shall have the right under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 exclusively through payroll deductions authorized under paragraph 6; provided, however, that (a) no right shall permit the purchase of more than 1,500 shares, and (b) no right may be granted under the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such right is outstanding.

6.  Participation in the Plan.

(a)  Initiating Participation.  An Eligible Employee may participate in an Offering under the Plan by submitting to the Company or its agent a subscription and payroll deduction authorization in the form specified by the Company. The subscription and payroll deduction authorization must be submitted no later than the “Subscription Deadline,” which shall be a number of days prior to the Offering Date with the exact number of days being established from time to time by the Committee by written notice to Eligible Employees. Once submitted, a subscription and payroll deduction authorization shall remain in effect for subsequent Offerings unless amended or terminated and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day. The payroll deduction authorization will authorize the employing entity to make payroll deductions in an amount designated by the participant from each of the participant’s paychecks during an Offering the participant is participating in. The designated amount to be deducted from each paycheck must be a whole percentage of not less than one percent or more than 10 percent of the participant’s Compensation (as defined in paragraph 6(b)) for the period covered by the paycheck. If payroll deductions are made by a Participating Subsidiary, that entity will promptly remit the amount of the deductions to the Company.

(b)  Definition of Compensation.  “Compensation” means all regular straight time gross earnings and shall not include overtime, shift premiums, payments for incentive compensation, incentive payments, bonuses, commissions, third party short-term disability, or other compensation.

(c)  Amending Participation.  After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions. A request for a decrease in payroll deductions during an Offering must be submitted to the Company in the form specified by the Company no later than the Change Deadline (as defined in paragraph 6(d)) for that Offering, and shall be effective for any paycheck only if the request is received by the Company by the applicable deadline established from time to time by the Committee by written notice to participants. A request for an increase or decrease in payroll deductions effective for the first paycheck of a new Offering must be submitted to the Company in the form specified by the Company no later than the Subscription Deadline for the new Offering. In addition, if the amount of payroll deductions from any participant during an Offering exceeds the maximum amount that can be applied to purchase shares in that Offering under the limitations set forth in paragraph 5(b) above, then (a) as soon as practicable after the Company becomes aware that the limitation has been exceeded, payroll deductions from the participant shall cease and, following a written request from the participant, all such excess amounts shall be returned to the participant, and (b) subject to the restrictions set forth in paragraph 5, payroll deductions from the participant shall restart as of the commencement of the next Offering at the rate set forth in the participant’s then effective payroll deduction authorization. If no such written request is received, any such excess amounts will be applied as provided in paragraph 8.

(d)  Terminating Participation.  After a participant has begun participating in the Plan by initiating payroll deductions, the participant may terminate participation in the Plan by notice to the Company in the form specified by the Company. To be effective to terminate participation in an Offering, a notice of termination must be submitted no later than the “Change Deadline,” which shall be a number of days prior to the Purchase Date for that Offering with the exact number of days being established from time to time by the Committee by written notice to participants. Participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s Compensation and not previously used to purchase shares under the Plan shall be returned to the participant.

7.  Purchase Price.  The price at which shares shall be purchased in an Offering shall be 95% of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by The New York Stock Exchange or, if the Common Stock is not reported on The New York Stock Exchange, such other reported value of the Common Stock as shall be specified by the Committee. If the Purchase Date is a day when The New York Stock Exchange is closed, the fair market value shall be the closing price of the Common Stock as of the close of the last trading day immediately preceding the Purchase Date.

8.  Purchase of Shares.  All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 9. No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any excess cash balance remaining in a participant’s account after a Purchase Date as a result of the limitations set forth in paragraph 5(b) or due to the rounding down of fractional shares will be retained by the Custodian and applied to purchases in the next Offering unless the participant has terminated participation in the Plan or by written notice requests that the funds be refunded to the participant.

9.  Delivery and Custody of Shares.  Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Committee. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) the transfer into the participant’s own name of all or part of the shares held by the Custodian for the participant’s account and delivery of such shares to the participant; (b) the transfer of all or part of the shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm; or (c) the sale of all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, the participant may elect to have the shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c). Upon appropriate instructions pursuant to this paragraph 9, share certificates will be issued for whole shares only and any fractional shares allocated to a participant’s account will be paid in cash.

10.  Records and Statements.  The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of the participant’s account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

11.  Expense of the Plan.  The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

12.  Rights Not Transferable.  The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any shares held by the Custodian for the participant’s account shall be transferred in the following order of priority:

(a) To the beneficiary or beneficiaries designated by the participant in writing to the Company.

(b) To the persons identified by the participant as the beneficiary or beneficiaries of life insurance proceeds under the group term life insurance policy maintained by the Company.

(c) To the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

13.  Dividends and Other Distributions.  Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

14.  Voting and Shareholder Communications.  In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s accounts to be voted in accordance with instructions from the participant or, if requested by a participant, furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for the participant’s account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

15.  Tax Withholding.  Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

16.  Responsibility and Indemnity.  Neither the Company, the Board of Directors, the Committee, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless the Board of Directors, the Committee, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

17.  Conditions and Approvals.  The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

18.  No Employment Rights.  Nothing in the Plan or any action taken pursuant to the Plan shall confer upon any employee any right to be continued in the employment of the Company or any Participating Subsidiary or interfere in any way with the right of the Company or any Participating Subsidiary to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits.

19.  No Rights as a Shareholder.  A participant in the Plan shall have no rights as a shareholder with respect to any shares of Common Stock issuable under the Plan until the shares have been purchased under the Plan and allocated to the participant’s account under the Plan.

20.  Amendment of the Plan.  The Board of Directors may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan (except for adjustments authorized in paragraph 2 above) or decrease the purchase price of shares offered pursuant to the Plan.

21.  Termination of the Plan.  The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter provided in this paragraph. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant’s order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his or her account.

22.  Action by Board of Directors.  Wherever this Plan refers to action by the Board of Directors, such action may be taken by a committee of the Board of Directors, unless prohibited by applicable law.

23.  Effective Date of the Plan.  If the shareholders of the Company approve the Plan at the 2007 Annual Meeting of Shareholders, the Plan shall become effective on the date of such annual meeting, and the first Offering under the Plan shall commence on July 1, 2007.

ANNUAL MEETING OF SHAREHOLDERS OF
PORTLAND GENERAL ELECTRIC COMPANY
May 2, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
■  21003003000000000000    7                                                      050207

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
The Board of Directors recommends a vote “FOR ALL NOMINEES” for election as Directors.							FOR	AGAINST	ABSTAIN
1. Election of Directors:					The Board of Directors recommends a vote “FOR” Proposal 2.
		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	John W. Ballantine Rodney L. Brown, Jr. David A. Dietzler Peggy Y. Fowler Mark B. Ganz Corbin A. McNeill, Jr. Neil J. Nelson M. Lee Pelton Maria M. Pope Robert T. F. Reid		2.	THE RATIFICATION OF the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2007	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				The Board of Directors recommends a vote “FOR” Proposal 3.

☐	FOR ALL EXCEPT (See Instructions below)				3.	THE APPROVAL OF the Portland General Electric Company 2007 Employee Stock Purchase Plan	☐	☐	☐

					If you receive more than one proxy card, please vote with respect to each card you receive. Please date and sign each card and return all proxy cards in the enclosed envelope. Your vote is important.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PORTLAND GENERAL ELECTRIC COMPANY
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2007.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Corbin A. McNeill, Jr., Peggy Y. Fowler, James J. Piro and Douglas R. Nichols, or any one of them, each with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the shares of Common Stock of Portland General Electric Company held of record by the undersigned on March 16, 2007, at the Annual Meeting of Shareholders to be held at the company’s headquarters located at the Conference Center Auditorium at Two World Trade Center, 121 SW Salmon Street, Portland, Oregon, 97204, on May 2, 2007, or at any adjournment or postponement thereof.
This proxy may be revoked at any time before it is exercised.
All shares of Common Stock of Portland General Electric Company will be voted as specified. Unless otherwise specified, this proxy, when properly executed, will be voted “FOR ALL NOMINEES” in Proposal 1 for election as directors, “FOR” Proposal 2 to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2007 and “FOR” Proposal 3 to approve the Portland General Electric Company 2007 Employee Stock Purchase Plan. If any other matter is properly presented at the Annual Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.
IMPORTANT: PLEASE SIGN AND DATE THE PROXY ON REVERSE SIDE

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